UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Enpro Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 Notice of Annual Meeting and Proxy Statement

ENPRO

Annual Meeting of Shareholders

The 2024 Annual Meeting of Shareholders of
Enpro Inc. will be held at:

5605 Carnegie Boulevard, Suite 500,
Charlotte, North Carolina 28209

Thursday, May 2, 2024 at 11:30 a.m. Eastern time

Proxy voting options

Your vote is important!

Whether or not you expect to attend our annual shareholders meeting, we encourage you to vote your shares. You may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save us the expense and extra work of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement. Your vote by proxy is revocable at your option any time prior to the meeting.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, reducing postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

Internet voting is available 24 hours a day, 7 days a week.

Instructions:

1.	Read our Proxy Statement.
2.	Go to the following website: www.proxyvote.com
3.	Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. Our annual report, Proxy Statement, and other correspondence will be delivered to you via email if you elect this option.

Vote by telephone

1-800-690-6903 via touch-tone phone

Telephonic voting is available toll-free 24 hours a day, 7 days a week.

Instructions:

1.	Read our Proxy Statement.
2.	Call toll-free 1-800-690-6903.
3.	Have your proxy card or voting instruction form in hand and follow the instructions.

Enpro Inc. 5605 Carnegie Boulevard Suite 500 Charlotte, North Carolina 28209

Letter from our President and Chief Executive Officer

Dear Shareholder: On behalf of the board of directors and management of Enpro Inc., I invite you to our annual meeting of shareholders. It will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, on Thursday, May 2, 2024 at 11:30 a.m. Eastern time.

This year, our shareholders will be asked to:

•	Elect as directors the nine nominees whose qualifications and experience are described in our proxy statement.
•	Approve on an advisory basis the compensation paid to our named executive officers as disclosed in our proxy statement.
•	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
•	Consider any other business that properly comes before the meeting or any adjournment of the meeting.

The business of the meeting, including each of the three proposals you are being asked to vote on, is described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please vote promptly. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Eric A. Vaillancourt

President and Chief Executive Officer

March 25, 2024

2024 PROXY STATEMENT | i | ENPRO INC.

Enpro Inc. 5605 Carnegie Boulevard Suite 500 Charlotte, North Carolina 28209

Notice of 2024 Annual Meeting of Shareholders

DATE:	May 2, 2024

TIME:	11:30 a.m. Eastern Time

PLACE:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209

RECORD DATE:	March 8, 2024. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

PROXY VOTING:	Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional proxy solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting. Your proxy is revocable at your option.

ITEMS OF BUSINESS:

•   To elect nine directors from the nominees described in the accompanying proxy statement

•   To adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement

•   To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024

•   To transact other business that may properly come before the annual meeting or any adjournment of the meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON MAY 2, 2024: The proxy statement and 2023 annual report to shareholders are available at: http://www.enpro.com/shareholder-meeting.

By Order of the Board of Directors,

Robert S. McLean

Secretary

March 25, 2024

2024 PROXY STATEMENT | ii | ENPRO INC.

2024 Proxy Statement

Proxy statement summary

This summary highlights information contained elsewhere in our proxy statement. Because this summary does not contain all of the information you should consider, you should read the entire proxy statement carefully before voting.

Annual meeting of shareholders

Time, place and voting matters		Meeting agenda

Date:	May 2, 2024	• Election of nine directors

Time:	11:30 a.m. Eastern time	• Advisory vote to approve executive compensation

Place:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209	• Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024

Record date:	March 8, 2024	• Transact other business that may properly come before the meeting

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.	Mailing date We will begin mailing proxy materials to registered shareholders on or around March 25, 2024.

How to vote See “General information—How do I vote?” (page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your proxy card

If you hold your Enpro shares in street name through an account with a bank, broker or other nominee, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully.

Voting recommendations

Proposal	Board vote recommendation
Election of directors (see page 14)	“For” each director nominee
Advisory vote to approve executive compensation (see page 29)	“For”
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 (see page 64)	“For”

2024 PROXY STATEMENT | 1 | ENPRO INC.

PROXY STATEMENT SUMMARY	OUR DIRECTOR NOMINEES

Our director nominees

See “Proposal 1—Election of directors” (page 14) and “Corporate governance policies and practices” (page 22) for more information.

Every member of our board of directors is elected annually. You are being asked to vote on the election of these nine nominees, all of whom currently serve as directors.

			Committee memberships
Director nominees	Age	Indep.	AC	CC	NC	EC

Eric A. Vaillancourt President and Chief Executive Officer, Enpro	60					Chair
William Abbey Executive Vice President of Sales and Chief Commercial Officer, Arm Limited	53	•	•	•	•
Thomas M. Botts Retired Executive VP, Global Manufacturing, Shell Downstream Inc.	69	•	•	Chair	•	•
Felix M. Brueck Director Emeritus, McKinsey & Company, Inc.	68	•	•	•	•
Adele M. Gulfo Chief Executive Officer, Biopharma Commercial Unit Sumitomo Pharma America	61	•	•	•	•
David L. Hauser (Chairman of the Board) Former Chairman and CEO, FairPoint Communications	72	•	•	•	•	•
John Humphrey Former Executive Vice President and Chief Financial Officer, Roper Technologies, Inc.	58	•	Chair	•	•	•
Ronald C. Keating President and Chief Executive Officer, Excelitas Technologies Corp.	55	•	•	•	•
Judith A. Reinsdorf Former Executive Vice President and General Counsel, Johnson Controls	60	•	•	•	Chair	•

AC —	Audit and Risk Management Committee	CC —	Compensation and Human Resources Committee
NC —	Nominating and Corporate Governance Committee	EC —	Executive Committee

Our directors’ diversity, tenure and skills

Our board of directors and its Nominating and Corporate Governance Committee believe broad and diverse experience, skills and background, as well as varying tenures, are critical elements of a highly functioning board. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity permits the board to make sound decisions that support shareholder value, while the varying tenures of its members provide a balance of institutional knowledge and fresh perspectives. Important aspects of diversity in background include matters of gender, race/ethnicity and geographical perspective. The board’s nine nominees for election as directors include:

• two female directors	• one director who is a person of color	• three directors with careers entirely or substantially outside the United States.

2024 PROXY STATEMENT | 2 | ENPRO INC.

PROXY STATEMENT SUMMARY	Corporate governance matters

Director Nominee Experience and Qualifications

Experience/Qualifications	Abbey	Botts	Brueck	Gulfo	Hauser	Humphrey	Keating	Reinsdorf	Vaillancourt
Corporate Governance					•	•	•	•
Designated Audit Committee Financial Expert					•	•
Government/Regulatory/Legal		•		•	•		•	•
Experience in One or More of Enpro’s End Markets	•	•	•	•			•	•	•
Human Resources/Compensation		•	•				•		•
International Experience	•	•	•	•	•	•	•	•	•
M&A/Business Development	•	•	•	•	•	•	•	•	•
Manufacturing/Operations		•	•			•	•		•
Risk Assessment/Risk Management					•	•	•	•	•
Sales/Marketing	•		•	•			•		•
Senior Leadership/Executive	•	•		•	•	•	•	•	•
Technical Innovation/Product Development	•		•	•			•

Corporate governance matters

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

•	Board refreshment balances experience with fresh insights. We seek to balance directors who know and understand our company with those who bring fresh perspectives to governance and management, while expanding the diversity of our board. The average tenure of our independent director nominees is 7.2 years and four directors have joined the board in the last three years.
•	We elect all directors annually to one-year terms. Annual elections allow shareholders to review each director’s skills and experience and approve their nominations at each annual meeting.
•	Our directors must be elected by majority vote. Our Corporate Governance Guidelines provide that any nominee in an uncontested election who receives more “withhold” votes than votes “for” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and recommend either accepting it or rejecting it to the board, which will act within 90 days after the shareholders’ meeting. The resigning director will not participate in these discussions.

2024 PROXY STATEMENT | 3 | ENPRO INC.

PROXY STATEMENT SUMMARY	Executive compensation

•	The chairman of our board of directors is independent. The position of Chairman of the Board of Directors at Enpro is a non-executive position. Independent directors have held this position since the inception of our company in 2002. Since the Chairman of the Board is independent, he functionally serves as our lead independent director.
•	Our independent directors meet regularly in executive session. Our non-management directors meet regularly without members of management present. These sessions are presided over by the Chairman of the Board of Directors.
•	Our directors are required to own our company’s stock. Our directors are required to own shares in our company equal in value to five times the annual cash retainer they receive. New directors have five years from the time they join the board to accumulate these shares. All of the directors who have served for five years or more meet this requirement.
•	The board and each committee perform comprehensive annual evaluations. Evaluations allow our directors to assess their effectiveness at both the committee and the board level and include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors.

Executive compensation

For more information, see “Proposal 2—Advisory vote approving executive compensation” (page 29), “Compensation discussion and analysis” (page 32) and “Executive compensation” (page 47).

Our board of directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding, advisory vote gives our shareholders the opportunity to approve the compensation paid to individuals identified as named executive officers in this proxy statement.

Our compensation practices

Our programs are designed to reward success. Our compensation programs enable us to align the interests of our executive officers with the interests of our shareholders and to reward our executives for superior performance. This practice allows us to attract and retain talented and highly motivated executive officers who are capable of driving our success and building value for our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives—much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	does not encourage our executives to take unnecessary or excessive risks; and
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. In 2023, we awarded stock options and restricted stock units that vest over three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We have structured our compensation programs to align with the interests of our shareholders and to result in payment based on our performance.

We routinely engage with our shareholders to discuss any concerns about our compensation programs. Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation discipline, acquisition criteria, business continuity, sustainability initiatives, management succession, compensation practices and culture and development of our colleagues across the organization. During these conversations in 2023 and early 2024, our shareholders noted general support for our performance-driven compensation practices and strategic initiatives to drive growth. We communicate investor feedback on our compensation practices to the Compensation and Human Resources Committee and consider shareholder views seriously as we seek to align our policies and practices with the interests of our financial stakeholders.

We employ best practices in executive compensation.

•	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.
•	We align the interests of our executive officers with the interests of our shareholders.
•	Our long-term incentive compensation is focused on the relative and absolute shareholder returns. The long-term performance of shares granted in equity awards align our desire for outperformance with that of our shareholders.
•	We require our senior officers to own and retain meaningful amounts of Enpro stock and to increase their ownership as their levels of responsibility increase.

2024 PROXY STATEMENT | 4 | ENPRO INC.

PROXY STATEMENT SUMMARY	Executive compensation

•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.
•	We do not provide for any tax gross-ups on termination payments following a change in control.
•	We have very limited perquisites.
•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.
•	Our policies prohibit executives from hedging ownership of Enpro stock and pledging Enpro stock.
•	Our clawback policies entitle us to recover certain performance-based compensation from executive officers in the event of a restatement of our financial results.

Compensation analysis

Our compensation program ties incentive compensation pay to the achievement of both annual and long-term goals for the performance of our company. We set these goals each year and award both annual and three-year incentive awards tied to achieving these goals. In 2023, we also awarded stock options and restricted stock units that vest over three years to provide an incentive for performance to increase the value of our shares. We believe our compensation structure aligns with the interests of our shareholders and results in compensation commensurate with our performance.

Annual incentive compensation. The amount of incentive awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. For 2023, the performance measures and weightings for the annual performance plan were adjusted EBITDA and cash flow return on operating capital (or “Cash Flow ROIC”), which performance measures are described on pages 41 and 42. These performance measures were selected to focus our leaders on efficient capital deployment of assets they control—working capital and capital expenditures—and earnings on those assets. The following charts show the relative weighting of these performance measures in our 2023 annual incentive compensation awards, and our actual payout performance level against the target level of performance for each of the two performance measures (target level being reflected at 100%) and the resulting payout level against the target payout level. We achieved adjusted EBITDA at a level between the threshold and target performance levels for that performance measure as a result of the impact of weakened demand on results in our Advanced Surface Technologies segment amidst a downturn in its largest served market, mostly offset by strong performance across our Sealing Technologies segment. We achieved a Cash Flow ROIC that exceeded the maximum level for that performance measure. This performance resulted primarily from our focused and disciplined working capital management throughout the year.

2024 PROXY STATEMENT | 5 | ENPRO INC.

PROXY STATEMENT SUMMARY	Executive compensation

Long-term compensation. In February of each year, we make long-term compensation awards to our executive officers. In 2023, these awards were made in the form of restricted stock units, stock options and long-term incentive compensation awards, with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to long-term incentive compensation awards denominated in share units, with the amount payable based on the performance level achieved (such share units, the “Performance Share Awards”). To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Compensation and Human Resources Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. This is a compensation structure that we first implemented in 2020 to more fully align the long-term compensation program with share value performance and the experience of our shareholders; in 2023 we altered the Performance Share Awards to provide for payment in shares (plus cash for accrued dividends) in lieu of payment solely in cash. We believe this long-term compensation structure aligns our executive compensation incentives with the company’s long-term business strategy and aligns and focuses our senior teams on the share value impact of all decisions, including capital deployment, dispositions and acquisitions.

The restricted stock units generally vest, subject to continued employment, in equal annual increments over a period of three years. The stock options have a per share exercise price equal to the fair market value of a share of our common stock on the date of grant, generally become exercisable subject to continued employment in equal annual increments over three years, and have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment other than retirement.

The Performance Share Awards are denominated in stock units and are payable in shares of our common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted. The amount of shares earned under the Performance Share Awards is based on our total shareholder return compared to the same measure of a stock index that includes our company (rTSR) measured over a three-year performance cycle. No shares are earned if our rTSR is below the 25th percentile of the firms included in that stock index, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative.

In February 2021, executive officers were granted Performance Share Awards having terms substantially the same as those awarded to the executive officers in 2023, except that payout was in cash based on the average fair market value per share of our common stock (i.e., the closing price per share on the New York Stock Exchange (the “NYSE”) over the 20 business days preceding the date the Compensation and Human Resources Committee certified the achievement of the performance level with respect to the Performance Share Award). Payout of these Performance Share Awards was based on our rTSR measured over a three-year performance cycle that ended on December 31, 2023. In February 2024, the Compensation and Human Resources Committee certified the level of performance with respect to these Performance Share Awards.

The following charts illustrate the allocation of value based on the Compensation and Human Resources Committee’s method described above among the restricted stock units (RSUs), stock options and Performance Share Awards (valued at target) awarded to executive officers in February 2023 and the actual performance level and payout level, each relative to the target level (shown at 100%), of the Performance Share Awards for the 2021-2023 performance cycle made to the executive officers, which actual performance exceeded the maximum level, with total shareholder return over the period being positive.

2024 PROXY STATEMENT | 6 | ENPRO INC.

General information

The enclosed proxy is solicited on behalf of the board of directors of Enpro Inc., in connection with our 2024 annual meeting of shareholders. The meeting will be held on Thursday, May 2, 2024, at 11:30 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina. You may use the enclosed proxy card to vote your shares whether or not you attend the meeting. Please vote by following the instructions on the card.

Because your vote is very important, we encourage you to cast it promptly by telephone or over the Internet, or by dating, signing and returning your proxy card in the enclosed envelope. Submitting your proxy using of these methods ensures that your shares of our common stock will be voted as you specify by the individuals named on the proxy card.

Every vote is important! Please vote your shares promptly.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2023 annual report, including financial statements, with this proxy statement to all shareholders who hold shares directly in their own names. We will begin mailing materials to these registered shareholders on or around March 25, 2024. If you are a beneficial owner whose shares are held in street name in an account at a bank, securities broker or other nominee, you should receive the annual report, proxy statement and a proxy card directly from the nominee.

Any shareholder may request additional copies of these materials from our shareholder relations department, which can be reached via email at investor.relations@enpro.com or by calling 704-731-1527.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the following proposals:

•	Election of nine directors;
•	Adoption of an advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

Our board of directors has submitted these proposals. We are not aware of any other business to be addressed at the meeting; however, other business may be addressed if it properly comes before the meeting.

Who is entitled to vote at the meeting?

You may vote if you owned Enpro common stock as of the close of business on the record date, March 8, 2024. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other matters to be considered at the meeting. At the close of business on the record date, 20,942,767 shares of Enpro common stock were outstanding and eligible to vote. The amount does not include 177,943 shares held by an Enpro subsidiary.

Who may attend the meeting?

Holders of Enpro common stock whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 8, 2024 may attend the meeting. In addition, shareholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may attend the meeting by presenting satisfactory evidence of ownership as of the March 8, 2024 record date. Our invited guests may also attend the meeting.

2024 PROXY STATEMENT | 7 | ENPRO INC.

GENERAL INFORMATION

How do I vote?

Shareholders of record: Shareholders of record have four voting options:

•	over the Internet at the website address shown on the enclosed proxy card;
•	by telephone through the number shown on the enclosed proxy card;
•	by completing, signing, dating and returning the enclosed proxy card by mail; or
•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Shareholders owning shares in street name: If you hold your Enpro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy appointment from your bank, broker or other nominee and present that legal proxy appointment, together with proof of your identity, to company officials as you attend the meeting.

How do I vote my 401(k) shares?

If you hold Enpro shares in an Enpro 401(k) plan, the plan’s trustee will vote your shares according to the instructions you provide when you complete and submit the proxy instructions you receive from the plan manager.

If you hold Enpro shares in an Enpro 401(k) plan and are also a shareholder of record with shares in a registered account outside the plan, and if your plan information matches the information we have on your registered account, you will receive one proxy card representing all shares you own.

If you hold Enpro shares outside an Enpro 401(k) plan in street name, or if your registered account information is different from your plan account information, you will receive separate proxies, one for shares you hold in the plan and one for shares you hold outside the plan.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Shareholders of record: Shareholders of record may change their votes in one of three ways:

•	by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or
•	by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or
•	by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Shareholders owning shares in street name: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

Is there a minimum quorum necessary to hold the meeting?

A quorum is established when the majority of Enpro shares entitled to vote are present at the meeting in person or by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of establishing a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum.

How will my vote be counted?

If you return your proxy card with specific voting instructions or submit your proxy by telephone or the Internet, your Enpro shares will be voted as you have instructed.

If you are a shareholder of record and submit a proxy by mail, telephone or the Internet without specific voting instructions, your shares will be voted according to our board of directors’ recommendations. If you do not submit valid proxy instructions or vote in person at the meeting, your shares will not be voted.

If you hold your shares in street name and do not give your bank, broker or other nominee instructions for voting your shares, your shares will be considered to be “uninstructed.” Your nominee generally has the authority to vote “uninstructed” shares at its discretion only on matters that are “routine” under the rules of the NYSE. For our 2024 meeting, only the ratification of our independent accounting firm (Proposal 3) is considered routine by the NYSE. The election of directors and matters related to executive compensation are not considered routine. Without your instruction, your shares will not be voted in these matters (Proposals 1 and 2).

2024 PROXY STATEMENT | 8 | ENPRO INC.

GENERAL INFORMATION

What vote is required to approve each item?

Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the nine directors to be elected at the meeting. Un-voted shares will have no impact on the election of directors. Unless a proxy includes proper instructions to “Withhold” a vote for any or all nominees, the proxy will be voted “For” each of the nominees.

In an uncontested election, any nominee who receives more “Withhold” votes than votes “For” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will review the resignation and recommend a course of action to the board. The full board, excluding the resigning director, will act within 90 days after the shareholders meeting to accept or reject the resignation. The board’s decision and an explanation of the process used to reach it will be disclosed publicly on Form 8-K.

Proposal 2: Advisory vote to approve executive compensation. The advisory resolution to approve the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” it. Although this advisory vote is not binding under applicable law, our board will review the results and take them, in addition to the views expressed by our shareholders, into account in determining our executive compensation practices.

Proposal 3. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024. The ratification of the appointment of our independent accounting firm will be approved if more votes are cast “For” the proposal than are cast “Against” it.

Other business. Any other business that properly comes before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” the proposal than “Against” the proposal.

How do broker non-votes and abstentions count for voting purposes?

“Broker non-votes” arise when shareholders who hold shares in street name do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not routine. Abstentions and broker non-votes will count for determining whether a quorum is present for the meeting. Because directors are elected by a plurality of the votes cast, broker non-votes and abstentions will not count in determining the outcome of the election of directors. For all other proposals on the agenda for the annual meeting and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes “For” or “Against” the proposal count—accordingly, broker non-votes, if any, and abstentions will not be counted in determining the outcome of the votes on those proposals.

Is there a list of shareholders of record entitled to vote at the annual meeting?

You may examine a list of the shareholders of record entitled to vote at the annual meeting. The list will be available at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from March 25, 2024 through the end of the meeting, including during the annual meeting, in the room at our offices where the annual meeting will be held.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;
•	“FOR” the advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

If you return a valid proxy card or respond to our proxy by telephone or Internet and do not include instructions on how you want to vote, your shares will be voted in accordance with the board’s recommendations.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the meeting. We will also post the voting results on our website, www.enpro.com.

What is “householding” and how does it affect me?

When two or more shareholders are in the same household and receive mail at the same address, rules adopted by the SEC allow us to deliver only one proxy statement and annual report to that address, reducing our cost for preparing and delivering proxy materials. If you fall into this category and would like separate mailings of our proxy statement and annual report, you may request them at no cost to you by contacting us at investor.relations@enpro.com or by calling 704-731-1527. Registered shareholders who would like separate mailings in the future (or who would like to consolidate future mailings) may request them using the contact information above. Investors whose shares are held in street name by a bank, broker or other nominee should request separate mailings (or consolidation of mailings) from the nominee.

2024 PROXY STATEMENT | 9 | ENPRO INC.

GENERAL INFORMATION

Can I access these proxy materials on the Internet?

This proxy statement and our 2023 annual report to shareholders, which includes our 2023 Annual Report on Form 10-K, are available at https://www.enpro.com/shareholder-meeting.

Shareholders of record whose shares are held directly in their names in our stock register can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. Choosing to receive your materials over the Internet gives you full access to all materials and saves us printing and mailing expenses. If you make this choice, you will receive an email prior to next year’s meeting notifying you that our proxy materials and annual report are available for online review. The email will also include instructions for electronic voting. Should you desire to end electronic delivery and again receive paper copies of the materials, please notify us by letter to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

Shareholders who hold their shares in street name should request instructions for receiving future proxy statements and annual reports over the Internet from their bank, broker or other nominee.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Although our officers, directors and employees may personally solicit proxies, they will not receive any additional compensation for doing so. We may also solicit proxies by issuing press releases, posting information on our website, www.enpro.com, and placing advertisements in periodicals or on websites. D.F. King & Co. is assisting us in the solicitation of proxies and provides us with advice and support related to the solicitation. We do not expect the total costs to us for D.F. King’s services to exceed $25,000.

In addition, if banks, brokers and other nominees representing shareholders who hold their shares in street name make the request, we will reimburse them for their expenses in forwarding voting materials and obtaining voting instructions from these shareholders.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

2024 PROXY STATEMENT | 10 | ENPRO INC.

Beneficial ownership of our common stock

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities that beneficially owned more than five percent of our common stock as of March 2, 2024. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. et al.(2)
50 Hudson Yards
New York, New York 10001	3,327,714	15.9%
The Vanguard Group, Inc.(3)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	2,335,491	11.1%
Capital International Investors(4)
333South Hope Street, 55th Floor
Los Angeles, California 90071	1,363,052	6.5%
Dimensional Fund Advisors LP(5)
6300 Bee Cave Road, Building One
Austin, Texas 78746	1,273,397	6.1%

(1)	Applicable percentage ownership is based on 20,942,767 shares of our common stock outstanding at March 2, 2024, other than shares held by our subsidiaries.
(2)	This information is based on a Schedule 13G amendment filed with the SEC on January 22, 2024 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reports beneficial ownership of 3,327,714 shares, with sole voting power over 3,277,465 shares and sole dispositive power over 3,327,714 shares. The Schedule 13G amendment was filed by Blackrock, Inc. as a parent holding company with respect to the following subsidiaries: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The Schedule 13G amendment indicates that each of BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF beneficially owns 5% or greater of the outstanding shares of our common stock.
(3)	This information is based on a Schedule 13G amendment filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. reporting beneficial ownership as of December 29, 2023. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares, shared voting power with respect to 13,691 shares, sole dispositive power with respect to 2,302,937 shares and shared dispositive power with respect to 32,554 shares.
(4)	This information is based on a Schedule 13G filed with the SEC on February 9, 2024 by Capital International Investors reporting beneficial ownership as of December 29, 2023. Capital International Investors reports sole voting power and sole dispositive power with respect to all such shares. In such Schedule 13G, Capital International Investors reports that it is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. Such Schedule 13G identifies SMALLCAP World Fund, Inc. as the beneficial owner of greater than 5% of the outstanding shares of our common stock.
(5)	This information is based on a Schedule 13G amendment filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP reporting beneficial ownership as of December 29, 2023. Dimensional Fund Advisors LP reports sole voting power over 1,250,674 shares and sole dispositive power over 1,273,397 shares in its role as investment advisor to certain investment companies or as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts, which own such shares. In its Schedule 13G amendment, Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

2024 PROXY STATEMENT | 11 | ENPRO INC.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP OF OUR COMMON STOCK

Director and executive officer ownership of our common stock

The following table sets forth information as of March 2, 2024 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement, as well as the shares of our common stock that our current directors and executive officers own as a group. It also includes information regarding the number of phantom shares payable in cash and deferred stock units held by our directors payable in shares. These phantom shares and deferred stock units are not included in the number of shares beneficially owned, but reflect the economic interests of our directors in our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Shares(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)

Eric A. Vaillancourt	78,528	—	—	*
William Abbey	2,107	—	286	*
Thomas M. Botts	23,176	—	2,931	*
Felix Brueck	17,950	—	9,918	*
Adele M. Gulfo	8,304	—	—	*
David L. Hauser	29,330	4,585	8,470	*
John Humphrey	17,513	—	7,735	*
Ronald C. Keating	1,598	—	574	*
Judith A. Reinsdorf	3,218	—	—	*
Kees van der Graaf	18,828	—	—	*
J. Milton Childress II	71,332	—	—	*
Robert S. McLean	55,023	—	—	*
Steven R. Bower	19,064	—	—	*
Ronald R. Angelillo	1,627	—	—	*
15 directors and executive officers as a group	347,598	4,585	29,914	1.7%

*	Less than 1%.
(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 2, 2024 pursuant to outstanding phantom share awards payable in shares immediately upon termination of service as a director:, Mr. Botts, 14,721 shares; Mr. Brueck, 11,782 shares; Ms. Gulfo, 4,011 shares; Mr. Hauser, 24,790 shares; Mr. Humphrey, 9,836 shares; Mr. Keating, 1,598 shares; Ms. Reinsdorf, 432; Mr. van der Graaf, 18,828 shares; and all current directors and executive officers as a group 85,998 shares. These numbers include the following shares that the individuals may acquire within 60 days after March 2, 2024 through the exercise of stock options: Mr. Vaillancourt, 46,061 option shares; Mr. Childress, 32,717 option shares; Mr. McLean, 26,698 option shares; Mr. Bower, 9,453 option shares; and all current directors and executive officers as a group, 114,929 option shares. The numbers also include the following shares held in our Retirement Savings Plan for Salaried Employees as follows:Mr. Vaillancourt, 2,812 shares; Mr. Childress, 1,202 shares; and 4,014 shares in the aggregate allocated to members of all current directors and executive officers as a group. The amounts reported do not include restricted stock units as follows: Mr. Vaillancourt, 21,447 restricted stock units; Mr. Childress, 5,979 restricted stock units; Mr. McLean, 4,294 restricted stock units; Mr. Bower, 1,504 restricted stock units; Mr. Angelillo, 1,169 restricted stock units; and all current directors and executive officers as a group, 35,298 restricted stock units. The amounts reported include the following restricted stock units that are vested but deferred under our Management Stock Purchase Plan: Mr. Childress, 281 shares; Mr. McLean, 508 shares; Mr. Bower, 130 shares; and all current directors and executive officers as a group, 919 shares. The amounts reported do not include the following unvested stock options: Mr. Vaillancourt, 39,540 option shares; Mr. Childress, 11,063 option shares; Mr. McLean, 7,962 option shares; Mr. Bower, 2,780 option shares; and all current directors and executive officers as a group, 62,992 option shares. The amounts reported do not include share unit accounts under our Management Stock Purchase Plan for deferrals of annual incentive compensation: Mr. Childress, 1,138 shares; Mr. McLean, 2,060 shares; Mr. Bower, 519 shares; and all current directors and executive officers as a group, 3,717 shares.
(2)	This amount reflects cash-settled phantom shares awarded to Mr. Hauser and dividend equivalents accrued with respect to these awards. We ceased awarding cash-settled phantom shares to directors before the other directors joined the board. When Mr. Hauser leaves the board, he will receive cash in an amount equal to the value of these phantom shares. Because these phantom shares are payable in cash, Mr. Hauser has neither voting nor investment authority in common stock arising from his ownership of these phantom shares and is therefore not deemed to beneficially own shares underlying these awards, though his economic interest with respect to these awards is equivalent to the economic interest of stock ownership.
(3)	These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices—Director Compensation.” Because the stock units are not actual shares of our common stock and the directors may not receive the underlying shares within 60 days after March 2, 2024, the directors do not currently beneficially own the underlying shares, though the directors’ investment with respect to these units are equivalent to the economic interests of stock ownership.
(4)	These percentages do not include the directors’ phantom shares or stock units described in footnotes 2 and 3, above. Applicable percentage ownership is based on 20,942,767 shares of our common stock outstanding at March 2, 2024, other than shares held by our subsidiaries.

2024 PROXY STATEMENT | 12 | ENPRO INC.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	DELINQUENT SECTION 16(A) REPORTS

Delinquent Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these reports to be filed within specified deadlines after the event triggering the requirement to file a report.

We have reviewed the copies of the Section 16 reports filed with the SEC. Based solely on this review, we believe that no director, officer, or 10% shareholder failed to timely file in 2023 any report required by Section 16(a) other than one Form 4 of Mr. Vaillancourt, reporting the vesting of company-awarded restricted stock units and the related withholding of shares for taxes, was filed three days late.

2024 PROXY STATEMENT | 13 | ENPRO INC.

Proposal 1 — Election of directors (Item 1 on the proxy card)

At our annual meeting, shareholders will be asked to elect nine directors who will hold office until our 2025 annual meeting or until their respective successors are elected and qualified. All of the nominees are incumbent directors whose terms would otherwise expire upon the election of directors at the meeting. The average tenure of the independent directors nominated for election at the annual meeting is 7.2 years, with the tenure of the director nominees ranging from 1 to 17 years.

In selecting new members to the board, we have sought individuals with diverse skills and experiences to complement those of the other directors. In the past three years, we have added three new independent directors as the result of deliberative processes undertaken by the Nominating and Corporate Governance Committee of our board of directors. This committee is composed entirely of independent directors.

Kees van der Graaf, who has been a member of the board of directors since 2012, will be retiring as a director at the 2024 annual meeting and accordingly has not been nominated for re-election. In connection with Mr. van der Graaf’s retirement, the board of directors has adopted a resolution reducing the size of the board of directors from ten to nine effective at the commencement of the 2024 annual meeting.

All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of a person designated by the board of directors to replace the nominee. Under our bylaws, no person less than 18 years of age is eligible to be elected as a director.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named on the following pages.

2024 PROXY STATEMENT | 14 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Nominees for election

Eric A. Vaillancourt

Chief Executive Officer
and President

Age 60

Director since 2021

Experience: Mr. Vaillancourt has served as our President and Chief Executive Officer since November 28, 2021, having served as our Interim President and Chief Executive Officer since August 2, 2021.

Prior to his appointment as Interim President and Chief Executive Officer, Mr. Vaillancourt served as President of Enpro’s Sealing Technologies segment since August 26, 2020. Prior to that, Mr. Vaillancourt served as President, STEMCO division beginning in July 2018. Prior to that, he served as President, Garlock division since November 2014. Since joining the Company in 2009, he has also served as President, Garlock Sealing Products and as Vice President, Sales and

Marketing of the Garlock division. Prior to joining Enpro in 2009, Mr. Vaillancourt held positions of increasing responsibility with Bluelinx Corporation, culminating in his position as Regional Vice President North-Sales and Distribution.

Mr. Vaillancourt received a B.S. in Business Management from Empire State College and completed the Harvard Management Program in 2014.

Qualifications:

•   Over 30 years of general management, operations and commercial experience during a variety of business cycles and environments.

•   Over 13 years in divisional management and senior corporate executive roles at Enpro, including as our Chief Executive Officer.

•   Extensive experience in strategic planning, including mergers and acquisitions.

•   Active involvement in, and deep understanding of, our company’s operations and markets.

•   Specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

William Abbey

Age 53

Director since 2022

Experience: Mr. Abbey’s career is focused on the semiconductor industry. Since April 2023, Mr. Abbey has served as Executive Vice President and Chief Commercial Officer at Arm Limited, a global semiconductor leader, having previously served as its Senior Vice President of Sales and Partner Enablement since April 2017. Since joining Arm in 2004, Mr. Abbey has held a number of leadership roles, including Senior Vice President of Sales and Partner Enablement, General Manager of its Physical Design group and Vice President of Commercial Operations for the Physical IP Division. Prior to joining Arm, Mr. Abbey worked in product management positions at Celoxica, Infineon Technologies, and Loughborough Sound Images.

Mr. Abbey earned a B.Eng. from Sheffield Hallam University in England.

Qualifications:

•   Deep insight across the global semiconductor ecosystem, including with respect to the most leading-edge technologies.

•   Extensive international business experience.

•   Broad managerial experience in sales and commercial operations.

2024 PROXY STATEMENT | 15 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Thomas M. Botts

Age 69

Director since 2012

Experience: Mr. Botts retired from Royal Dutch Shell on December 31, 2012 as Executive Vice President, Global Manufacturing, Shell Downstream Inc. He was responsible for Shell’s global manufacturing business, including all refineries and chemical complexes.

He joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009.

He has been a member of the board of directors of the National Association of Manufacturers, a member of the

American Petroleum Institute Downstream Committee, and a member of the council of overseers for the Jones Graduate School of Business at Rice University.

He currently is a member of the board of directors of the University of Wyoming Foundation, Chairman of the Governor’s Tier 1 Task Force at the University of Wyoming, and a member of the Society of Petroleum Engineers.

Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Public company directorships in the last five years:

•   John Wood Group PLC

Qualifications:

•   Thirty-five years of global business experience in oil and gas exploration, production and refining and petrochemical manufacturing.

•   Extensive experience in our oil, gas and petrochemical markets.

•   Successful leadership in business transformation in large scale, multi-country organizations.

Felix M. Brueck

Age 68

Director since 2014

Experience: Mr. Brueck is a Director Emeritus of McKinsey & Company, Inc., a global consulting firm. He was a Director at McKinsey prior to his retirement in 2012. During his almost 30-year career with McKinsey, Mr. Brueck specialized in counseling clients in operational and organizational transformations of entire companies, major functions or business units in technologically complex industries. He was based in offices in Munich, Tokyo and Cleveland.

While at McKinsey, Mr. Brueck led the Firm’s Manufacturing Practice in the Americas and its Organizational Effectiveness

Practice in the Americas. He was a founder of McKinsey’s Performance Transformation Practice. Prior to joining McKinsey, Mr. Brueck worked as an engineer for Robert Bosch GmbH.

Mr. Brueck received a Dipl. Ing. (the equivalent of a Master’s Degree in Mechanical Engineering) from RWTH Aachen University in Germany and a Master’s Degree in International Management from Thunderbird School of Global Management.

Qualifications:

•   Expertise and insights developed over 30 years into operational and organizational strategies and structures across the broad range of industries in which Enpro operates.

•   Skill and experience in leadership development and optimizing productivity.

•   Experience as an advisor to companies around the world regarding global markets, business environments and practices.

2024 PROXY STATEMENT | 16 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Adele M. Gulfo

Age 61

Director since 2018

Experience: Ms. Gulfo has served as the Chief Executive Officer, Biopharma Commercial Unit of Sumitovant Biopharma since July 2023, after serving as that firm’s Chief Business and Commercial Development Officer since December 2019. Sumitovant Biopharma, a privately held company affiliated with Sumitomo Dainippon Pharma Co., Ltd., operates five biopharmaceutical companies acquired from Roivant Sciences Ltd. in December 2019, which include Myovant Sciences Ltd. From May 2018 to December 2019, Ms. Gulfo served as Chief of Commercial Development of Roivant Sciences. Prior to joining Roivant Sciences in May 2018, Ms. Gulfo served as Executive Vice President and Head of Global Commercial Development for Mylan N.V. from January 2014 to January 2018. Before joining Mylan, Ms. Gulfo spent five years at Pfizer Inc. in a number of executive positions, including President and General Manager, U.S. Primary Care.

She also ran Commercial Operations and the Managed Markets organization across Pfizer’s biopharmaceutical business in the U.S. Prior to joining Pfizer, she held several executive positions at AstraZeneca Pharmaceuticals and at the Parke-Davis division of Warner-Lambert (which later merged with Pfizer), and, as the Senior Director, Cardiovascular Marketing for that company, she launched Lipitor, the best-selling pharmaceutical product.

Ms. Gulfo holds a B.S. in Biology from Seton Hall University and a M.B.A. in Marketing from Fairleigh Dickinson University.

Current public company directorships:

•   Medexus Pharmaceuticals Inc.

Public company directorships in the last five years:

•   Myovant Sciences Ltd.

•   Bemis Company, Inc.

Qualifications:

•   Extensive commercial development, marketing and general management background, with deep experience in global markets and the pharmaceutical industry.

•   Executive experience in multiple firms with strategic planning, transforming commercial operations, maximizing efficiency and increasing employee engagement.

David L. Hauser

Age 72

Director since 2007

Experience: Mr. Hauser was affiliated with FairPoint Communications, Inc., a communications services company, from July 2009 until March 2011. He joined FairPoint as Chairman of the Board and Chief Executive Officer and served as a consultant to that company from August 2010 until March 2011.

Prior to joining FairPoint, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. He was Group Executive and Chief Financial Officer of Duke Energy from April 2006 until June 2009, and was Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was named acting Chief Financial Officer in November 2003. He was Senior Vice President and Treasurer from June 1998 to

November 2003. During his first 20 years with Duke Energy, Mr. Hauser served in various accounting positions, including controller.

Mr. Hauser is a member of the board of trustees of Furman University and a past member of the board of trustees of the University of North Carolina at Charlotte. He has retired as a member of the North Carolina Association of Certified Public Accountants.

Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Current public company directorships:

•   OGE Energy Corp.

Qualifications:

•   Training and experience in various accounting and financial reporting roles.

•   Service as the chief financial officer of a major corporation provides valuable insight into accounting, financial controls and financial reporting.

•   Understanding of public company strategic and corporate planning, including capital allocation.

2024 PROXY STATEMENT | 17 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

John Humphrey

Age 58

Director since 2015

Experience: From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included 6 years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions.

Mr. Humphrey is a member of the Board of Advisors of the Elon University Love School of Business.

Mr. Humphrey received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Finance from the University of Michigan.

Current public company directorships:

•   Ingersoll Rand Inc.

•   O-I Glass, Inc.

Qualifications:

•   Prior service as the chief financial officer of a Fortune 1000 corporation provides insight into accounting and financial issues affecting public corporations.

•   Experience with international markets, business environments and practices.

•   Experience and expertise in capital allocation and strategic planning, including mergers and acquisitions and other business development activities.

•   Experience in management of several manufacturing companies provides insight into manufacturing and operational issues.

Ronald C. Keating

Age 55

Director since 2023

Experience: Since October 2023, Mr. Keating has served as President, Chief Executive Officer and a director of Excelitas Technologies Corp., an industrial technology manufacturer focused on delivering innovative, market-driven photonic solutions. Mr. Keating served as President, Chief Executive Officer and a director of Evoqua Water Technologies Corp., a global provider of water and wastewater treatment solutions and services, from December 2014 until it was acquired by Xylem Inc. in May 2023. Prior to joining Evoqua, Mr. Keating was with Contech Engineered Solutions LLC, a provider of infrastructure products, including bridges, drainage systems, storm-water solutions, retaining walls and earth stabilization products, serving as its Chairman, President and Chief Executive Officer from May 2008 to November 2014 and as its President and Chief Operating Officer from August 2007 to May 2008. Prior to joining Contech, Mr. Keating served in various senior management roles and held senior leadership positions at Kennametal Inc. and Ingersoll-Rand Inc.

Mr. Keating received an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Industrial Distribution from Texas A&M University.

Public company directorships in the last five years:

•   Evoqua Water Technologies Corp.

•   US Ecology, Inc.

Qualifications:

•   Experience and perspective as a President and Chief Executive Officer of a NYSE-listed global manufacturer

•   Extensive senior management and operating experience, including over 14 years as a Chief Executive Officer and board of directors member.

•   Experience in and knowledge of mergers and acquisitions, environmental and sustainability matters, corporate governance, strategic planning, finance, audit, risk, cybersecurity, executive compensation and benefits and international markets.

2024 PROXY STATEMENT | 18 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Judith A. Reinsdorf

Age 60

Director since 2021

Experience: Ms. Reinsdorf served, from March 2007 until her retirement in November 2017, as Executive Vice President and General Counsel of Johnson Controls International plc, global leader in building products and technology and integrated solutions, which was known as Tyco International plc until September 2016. Prior to that, Ms. Reinsdorf served as General Counsel and Secretary of C.R. Bard, Inc., Vice President and Associate General Counsel of Pharmacia Corporation and Chief Legal Counsel of Monsanto Company. Ms. Reinsdorf serves on the board of trustees of the University of Rochester and the board of directors of the New Jersey Chapter of the National Association of Corporate Directors (NACD) and has received the NACD Directorship Certification.

Ms. Reinsdorf received a B.A. from the University of Rochester and a J.D. from Cornell Law School.

Current public company directorships:

•   Nurix Therapeutics, Inc.

•   Toll Brothers, Inc.

Public company directorships in the last five years:

•   Alexion Pharmaceuticals, Inc.

•   The Dun & Bradstreet Corporation

•   Cornerstone Building Brands, Inc.

Qualifications:

•   Strong expertise in corporate governance, risk management and legal matters.

•   Broad experience in strategic planning, global compliance, data privacy, and regulatory matters.

•   Extensive global and deep M&A experience, including leading legal, EHS and public affairs functions at large U.S. public companies with complex global operations and in regulated industries.

•   Deep experience in many of Enpro’s end markets, including growth markets such as pharmaceuticals.

2024 PROXY STATEMENT | 19 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	DIRECTOR DIVERSITY

Director diversity

Enpro seeks diversity within its board of directors, including diversity in professional experience, skills and industry background, as well as gender, racial/ethnic and geographic diversity. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity permits the board to make sound decisions that drive shareholder value. Diversity of professional experience, skills and industry background is highlighted in the director experience and qualifications matrix that appears on page 3 and in their respective biographies outlined on the foregoing pages. In addition to this diversity in experience, skills and background, the nominees for election as directors include two female directors, one director who is a person of color and three directors whose careers involved working either entirely or substantially outside the United States. Our Corporate Governance Guidelines provide that when conducting searches for new directors, the Nominating and Corporate Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Nominating and Corporate Governance Committee will affirmatively be instructed to seek to include diverse candidates.

While 30% of the members of the board of directors elected at the 2022 annual meeting identified as female, since the retirement of one of those directors at the 2023 annual meeting we have had two female directors on our board. The Nominating and Corporate Governance Committee is currently leading a process to recruit a female director with qualifications that align with our director skills matrix. It is the intention of the board of directors to expand the size of the board to ten in 2024 and to elect a candidate identified through this process to fill the vacancy in the board arising from this expansion.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed about our business through discussions with the Chairman and our officers, by reviewing materials provided to them, and by participating in board and committee meetings. In addition, non-management directors meet periodically in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, presently Mr. Hauser, who is functionally our lead independent director.

We believe that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate individuals, and they have been since the inception of our company. The role of Chairman is a non-executive position currently filled by Mr. Hauser, an independent director. Mr. Vaillancourt, our Chief Executive Officer, is the only current director who is employed by the company. This structure continues to be appropriate for our company given the individuals serving in those positions. Mr. Hauser is a former chief executive officer of a publicly held company and serves and has served as a director of other public companies. This experience, coupled with his knowledge of and familiarity with our company and its businesses through his service on our board of directors, gives him the ability to serve as a valuable sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees:

• an Executive Committee	• a Compensation and Human Resources Committee
• an Audit and Risk Management Committee	• a Nominating and Corporate Governance Committee

To maximize the efficiency of our board, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices—Director Independence.”

Each board committee operates under a written charter approved by the board. Copies of these charters are available on our website at www.enpro.com. Click on “About Us” and then “Governance” and then “Committee Composition” and look under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The Executive Committee is chaired by Mr. Vaillancourt and includes Mr. Hauser and the chairs of the other board committees. Its primary function is to exercise the powers of the board as and when directed by the board or when the board is not in session, excluding powers that may not be delegated to a committee of directors under North Carolina law. The committee did not meet in 2023.

Audit and Risk Management Committee. The Audit and Risk Management Committee assists the board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our management of areas of significant risk (including insurance, pension, cybersecurity, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. The committee met five times in 2023. Mr. Humphrey is the chair of the committee.

2024 PROXY STATEMENT | 20 | ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	COMMITTEE STRUCTURE

Compensation and Human Resources Committee. The Compensation and Human Resources Committee assists the board and management in overseeing the appropriateness and cost of our compensation and benefit programs, particularly for executives, and in overseeing our human capital management strategies, including talent development. The committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our Chief Executive Officer, and oversees succession planning. Responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans is delegated to a benefits committee consisting of members of management and other colleagues. However, the Compensation and Human Resources Committee has expressly retained the authority to approve amendments to benefit plans (except those resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once a year. The committee annually reviews our human capital management and talent development strategies and more frequently considers matters with respect to employee safety, retention and diversity. The committee met four times in 2023. Mr. Botts is the chair of the committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. This committee reviews our strategy, policies and processes with respect to environmental, social and sustainability matters, including advising the board and management on matters pertinent to sustainability. This committee assists the board and management in exercising sound corporate governance and reviews various corporate governance issues, including those items discussed under “Corporate Governance Policies and Practices.” The committee met four times in 2023. Ms. Reinsdorf is the chair of the committee.

Risk oversight

As described above, the Audit and Risk Management Committee assists the board in monitoring our compliance with legal and regulatory requirements and the way we manage areas of significant risk. The company’s internal audit group periodically analyzes risks to our company and reports the results of its analysis to the Audit and Risk Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. Our Chief Executive Officer, Chief Financial Officer, Chief Human Relations Officer and General Counsel also customarily attend the committee’s meetings.

Meetings and attendance

The board met five times in 2023. Regularly scheduled board and committee meetings are typically held on successive days, with meetings typically covering two days. The board conducts periodic visits to our facilities as part of its regularly scheduled meetings. In 2023, each director attended at least 75% of the meetings of the full board and of the board committees on which he or she serves that were held during the period of the director’s service.

All directors are encouraged by policy to attend our annual meeting of shareholders. Two of the individuals then serving as directors were unable to participate in our 2023 annual meeting, while three directors participated in the meeting telephonically. Generally, over the past decade no shareholders have attended our annual meetings other than directors, officers and corporate office employees who hold shares, and that was the case with respect to our 2023 annual meeting.

2024 PROXY STATEMENT | 21 | ENPRO INC.

Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board operating under the highest standards of corporate governance is a tangible competitive advantage. Our board has undertaken substantial efforts to meet those standards.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the NYSE and the SEC. Among other things, these guidelines specify that:

•	the Chief Executive Officer should be the only employee who serves as a director subject to exceptions approved by the board of directors;
•	a substantial majority of the members of the board should be independent;
•	the board should hold regularly scheduled executive sessions without management present;
•	board members should be available to participate in our annual shareholders’ meeting; and
•	the board should annually evaluate its performance and contributions, and those of its committees.

Our Corporate Governance Guidelines also:

•	require any nominee for director in an uncontested election to tender a resignation if a greater number of votes are “withheld” from his or her election than are voted “for” the nominee; and
•	prohibit directors from using Enpro stock in hedging or monetization transactions, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Our Code of Business Conduct (the “Code”) applies to our directors and all Enpro colleagues, including our principal executive, financial and accounting officers. The Code covers conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior.

The Code requires all transactions by directors or employees that would create a conflict of interest, including related party transactions that require disclosure in our proxy statement, to be reviewed by a member of our internal Corporate Compliance Committee or an attorney in our legal department. The Code also requires the transaction to be presented to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not include specific procedures for dealing with these transactions, but allows them to be dealt with case-by-case as they arise. All members of the board and all officers must annually certify their compliance with the Code. Each director and officer certified compliance without exception in the first quarter of 2024.

Copies of the Code and our Corporate Governance Guidelines are available on our website at www.enpro.com. From our home page, click on the “About Us” tab, then on “Governance,” then on “Corporate Governance Documents” and then, for the Code, click “Code of Conduct” and, for the Corporate Governance Guidelines, click “Corporate Governance Guidelines.”

Corporate social responsibility and sustainability

Our emphasis on corporate social responsibility and sustainability is at the core of how Enpro does business. We believe this focus creates long-term value for all stakeholders, while positioning our businesses for ongoing success. This focus aligns with and includes our strategy of attracting and retaining the most talented people, nurturing their physical and mental health, and fostering holistic development and well-being across the organization and throughout careers.

Board oversight. Our board of directors exercises oversight with respect to corporate social responsibility and sustainability matters directly and through its committees. For example, the Compensation and Human Resources Committee annually reviews our People Strategies, including talent development, and more frequently considers matters with respect to employee safety, retention and diversity and inclusion and the Nominating and Corporate Governance Committee reviews our strategy, policies and processes with respect to environmental, social and sustainability matters.

At the management level, strategic guidance and oversight of sustainability matters is provided by our Sustainability Committee, a cross-functional, board-appointed management committee charged with supporting Enpro’s stated purpose of being an enterprise focused on financial performance, human development and being an outstanding corporate citizen through an ongoing commitment to environmental stewardship, health and safety, corporate social responsibility, corporate governance, transparency and sustainability. Its responsibilities include analysis and reporting with respect to climate change impacts, greenhouse gas emissions, environmental and supply chain sustainability, product life cycle management, human rights, and diversity and inclusion matters. The Sustainability Committee meets quarterly and reports directly to our board of directors at each regularly scheduled board meeting to assist the board in discharging its oversight responsibilities with respect to sustainability matters and to enable the board to incorporate sustainability-related topics into Enpro’s risk management frameworks and capital allocation and strategic decision-making.

2024 PROXY STATEMENT | 22 | ENPRO INC.

CORPORATE GOVERNANCE POLICIES AND PRACTICES	CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY

Employee development. We strive to create an environment where all colleagues can flourish. We continue to build our culture as a foundation upon which we operate and we believe human development and care for the communities and environments surrounding us leads to optimal financial performance; while the pursuit of optimal financial performance empowers our colleagues and drives enhancement of skills and improves decision-making.

As part of our employee development efforts, in 2024 we are conducting small group sessions of our new program, “We Are Enpro”, with all team members, which is a program we developed to empower people with purpose. Each session is designed to provide our team members with an understanding of our purpose, our values, our principles, and the way we work. This program will supplement our enduring core values of Safety, Excellence and Respect, which core values drive the way we do business and care for our people and the environment.

As part of our commitment to our people, we provide a comprehensive compensation and benefits program that is designed to attract and retain employees. Our programs are structured to meet the evolving needs of our team members and their families. In the United States, we plan to increase the company-wide minimum wage from $15 to $17 per hour by the end of 2024. Benefits in the United States also include a 401k plan with company match, an award-winning well-being program, flexible vacation and time off policies that include a “take what you need” program for salaried employees, enhanced employee assistance programs, employer-paid disability, paid family leave, tuition assistance, and comprehensive healthcare benefits that include medical, prescription drug, dental, life, health savings accounts, flexible spending accounts, critical illness and accidental, death and dismemberment coverages.

Safety. Our core values are Safety, Excellence, and Respect. Our aim at Enpro is to live our values every day and we are proud of the safety culture that enables our team members to feel both physically and psychologically safe at work.

We have an active and engaged EHS Community of Practice at Enpro. Our EHS leaders work as a global team to develop new initiatives and in 2023 Enpro continued to build upon our award-winning safety system, a cornerstone of our company’s culture. Enpro’s safety culture begins with each of our colleagues through engaged Safety Action Teams at all locations. In addition, we invest significant time familiarizing new team members to our culture, which is very likely unique from any place they have worked before. We regularly practice Leadership Safety Walks, where members of our leadership team conduct hazard identification activities at our sites around the world. We are also continuing to align our operational safety activities with ISO 45001. This alignment strengthens our safety culture and creates enhanced safety processes to drive consistency and repeatability. We enable all members of our EHS Community of Practice to be trained as ISO lead auditors and our internal Safety Audit program continues to progress toward alignment with ISO audit practices.

Our values, the way we work together and our deep commitment to safety differentiates us. As a result of these proactive efforts, in 2023, Enpro experienced a 59% reduction in Total Recordable Incident Rate (TRIR) and a 47% reduction in Total Lost Time Incident Rate (LTCR), compared to last year’s already low rates, with a TRIR of 0.69 and a LTCR of 0.25.

Diversity and inclusion. We believe that a diverse workforce is critical to our success, and we purposefully strive for a culture that reflects and embraces all forms of diversity, while encouraging belonging and psychological comfort. In alignment with our values, we infuse diversity, equity and inclusion best practices in every aspect of the team member experience, from selection and hiring, through exit and off-boarding. We believe ongoing development of effective teams must include perspective-taking, emotional intelligence, respectful feedback and genuine appreciation for our purpose as an organization, as well as individually, all in addition to functional and technical skills-based training to retain talented team members.

Supporting our communities. In connection with our commitment to promoting diversity and improving the communities where our employees live and work, in 2020, we launched the Enpro Foundation to support charitable, educational, and other organizations working to advance education, equality, diversity and the preservation of human dignity. The Foundation is managed by employees who volunteer their time and talents to fulfill this mission. Enpro has contributed $1.75 million to the Enpro Foundation since its formation in 2020 and our Foundation has made $690,000 in donations, with a special focus on charitable organizations nominated by our colleagues. Through our Foundation, we have created and funded an employee assistance fund, administered by a third-party that specializes in this type of fund, where we can confidentially assist employees that are facing difficult challenges, including family sickness or impact from natural disasters or other tragedies, in a way that is objective and respectful.

Environmental Sustainability. Enpro recognizes that climate change is a significant and complex challenge that we must address in partnership with all of our stakeholders. We are committed to diligently exploring all opportunities to reduce our energy usage and optimize our resources in an effort to minimize consequent greenhouse gas emissions. In recent years, we have divested certain carbon-intensive lines of business and selectively disengaged from market sectors that are highly carbon intensive. We have acquired businesses that are more technologically advanced and less carbon intensive.

Our products and solutions, such as highly engineered gaskets and seals, as well as cleaning and coating high-value tools in the semiconductor production process, safeguard our environment by preventing the release of harmful substances into the environment, while keeping volatile substances within a closed system for optimal operating performance. We also design, manufacture and sell solutions for more sustainability energy alternatives such as nuclear and hydrogen energy, provide safety applications that protect human life on our roads, and offer solutions that optimize supply chains, as in the semiconductor industry, while reducing their carbon footprint. Across Enpro, our high-value portfolio of critical solutions touches a variety of markets, where a failure could be catastrophic and result in the loss of human life or damage to the surrounding environment.

2024 PROXY STATEMENT | 23 | ENPRO INC.

CORPORATE GOVERNANCE POLICIES AND PRACTICES	CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY

Enpro published its third Sustainability Report in 2023, including announcement of our first enterprise-wide greenhouse gas reduction goal for Scope 1 and Scope 2 emissions. Using 2022 as our baseline year, Enpro set a goal of reducing GHG emissions by 3% per million dollars of revenue by the end of 2023, and a further 3% per million dollars of revenue by the end of 2024. While still validating energy usage data, we believe that we have met our GHG goal for 2023, and that we are on track to meet our goal in 2024. Our third Sustainability Report is available on our website at www.enpro.com.

To continue advancing toward reducing our greenhouse gas emissions and a variety of other firm-wide sustainability initiatives, Enpro is establishing a Sustainability Community of Practice with representatives from corporate and manufacturing locations with the mission of integrating sustainability strategies and principals across Enpro businesses to do the right thing for each other, our customers, our communities, the environment, our financial stakeholders, and future generations.

We also are continuing to develop procedures and implement software to capture and track reliable data on electricity, natural gas and water usage at each of our manufacturing facilities. Finally, we are revisiting the sustainability materiality assessment originally completed in 2021 to provide information needed to best allocate resources to focus on areas that matter most to our internal and external stakeholders.

Director independence

The Enpro board believes a substantial majority of its directors should be independent. In connection with its nomination of the director nominees listed in this proxy statement, the board considered the independence of each person nominated by the board of directors for election as a director and determined that Mr. Abbey, Mr. Botts, Mr. Brueck, Ms. Gulfo, Mr. Hauser, Mr. Humphrey, Mr. Keating and Ms. Reinsdorf are independent. Mr. Vaillancourt is an employee and is not considered independent.

To determine independence, the board used the definition of an “independent director” in the NYSE listing standards and our Corporate Governance Guidelines, which categorize a director as independent only if the board affirms the director has no outside material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us). Each director has completed a questionnaire to identify any relationships he or she may have with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, including the relationship involving Mr. Keating described in “Compensation Committee interlocks and insider participation” below, the board determined that no director, except Mr. Vaillancourt, has a material relationship with the company other than as a director and all directors, except for Mr. Vaillancourt, are independent.

Compensation Committee interlocks and insider participation

Mr. Keating serves as a member of the Compensation Committee and, since October 2023, has served as the President, Chief Executive Officer and a director of Excelitas Technologies Corp. (“Excelitas”). At the time Mr. Keating joined Excelitas, it was, and it has continued to be, a customer of Enpro’s Alluxa division, and Excelitas had been a customer of Alluxa prior to Enpro’s acquisition of Alluxa in 2020. During 2023, Alluxa provided goods and services to Excelitas. The amount of such transactions in 2023 was approximately $482,000. Alluxa provided such goods and services to Excelitas on its standard commercial terms available on the same basis to unrelated third parties. The Enpro board concluded that such transactions are not material to Enpro and do not constitute a material relationship between Mr. Keating and our company.

Board, committee and director evaluations

The board of directors and the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance committees each assess their performances with yearly self-evaluations. The evaluations are completed by means of a questionnaire submitted to the directors inviting written comments on all aspects of the board’s and each committee’s process. In addition, the evaluations include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors. The evaluations are summarized, reviewed by the Chairman of the Board and become the basis for discussions of board, committee and director performances and recommendations for improvements in the ways the board and committees function and directors perform their duties.

Audit committee financial experts

The board of directors has determined that each of Mr. Hauser and Mr. Humphrey, members of the Audit and Risk Management Committee, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. At its February 2024 meeting, the board determined that each of Mr. Hauser and Mr. Humphrey, through his education and experience, including his respective experience serving as the chief financial officer of a large public company, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;
•	the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;
•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;
•	an understanding of internal controls and procedures for financial reporting; and
•	an understanding of audit committee functions.

2024 PROXY STATEMENT | 24 | ENPRO INC.

CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR CANDIDATE QUALIFICATIONS

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, and the candidate’s existing commitments to other businesses.

The Nominating and Corporate Governance Committee seeks diversity among the directors, including diversity in professional experience, skills and industry background, as well as gender, racial/ethnic and geographic diversity. Our Corporate Governance Guidelines provide that when conducting searches for new directors, the Nominating and Corporate Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Nominating and Corporate Governance Committee will affirmatively be instructed to seek to include diverse candidates. In addition, all candidates must meet the requirements of our Corporate Governance Guidelines. Those requirements include:

•	broad training and experience at the policy-making level in business, government, education, technology or philanthropy;
•	expertise useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;
•	high integrity, strength of character and mature judgment essential to effective decision-making;
•	devoting the time required for the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years in order to develop sound knowledge of our business and principal operations;
•	no significant conflict of interest; and
•	being at least 18 and no more than 74 years old. A candidate who has reached age 74 may be nominated for election or re-election if the Nominating and Corporate Governance Committee and our board of directors determine his or her nomination is in the best interests of our company and our shareholders. The determination will be made by a majority vote of directors whose nomination is not immediately subject to the age limit.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. See “Shareholder Proposals” on page 66 for a description of the requirements to be followed under our bylaws in submitting a candidate and the content of the required statements.

Nomination process

The Nominating and Corporate Governance Committee annually reviews the skills of our current directors with all of the skills we have identified as necessary to maintain an attentive, high-functioning board. In connection with nomination of the slate of directors that the board of directors proposes for election by the shareholders each year, the Nominating and Corporate Governance Committee evaluates incumbent directors’ continuation on the board of directors. Before recommending a sitting director for re-election, the Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above) and, the skills identified in the matrix used by the Committee (as described above), as well as prior shareholder votes for the election of the director and applicable rules and requirements of the SEC and NYSE. An individual incumbent director’s re-nomination is dependent upon a performance assessment and suitability review conducted by the Committee. The performance assessment takes into account the director’s participation in and contribution to the activities of the board. The Committee will also consider whether there is any evolving need for the addition of additional skills to the board. When the Committee identifies desirable skills that are lacking among incumbent directors, the Committee searches to identify candidates who would add the missing skills. The search includes soliciting suggestions from incumbent directors, management or others and evaluating suggestions submitted by shareholders. The Committee may also engage a third party to identify and evaluate candidates and has done so in the past.

As noted above, in addition to seeking to expand the skills of the board of directors when adding new members to the board of directors, the Committee also considers the diversity of the members of the board, including with respect to professional experience and industry background, as well as gender, racial/ethnic and geographic diversity. The Committee evaluates the candidates and if it agrees on the suitability of a candidate, the candidate is interviewed by each member of the board of directors. The Committee may also ask the candidate to meet with management. If the Committee concludes a candidate has skills that would add value to the board and if the candidate meets all of the requirements for membership, the Committee will recommend the candidate to the full board for nomination for election or appointment (if the purpose of the search was to fill a vacancy).

Our directors share certain characteristics that we believe are critical to effective board membership. They include sound and mature business judgment and critical thinking skills essential to intelligent decision-making, experience in policy making and risk assessment, integrity and honesty, and the ability to collaborate effectively. These characteristics, and the specific experiences and qualifications noted in the biographies found in the section headed “Nominees for Election” support the board’s nomination for election of each of these individuals.

2024 PROXY STATEMENT | 25 | ENPRO INC.

CORPORATE GOVERNANCE POLICIES AND PRACTICES	COMMUNICATIONS WITH THE BOARD

Communications with the board

Shareholders and other interested parties can communicate with our board in various ways. They may write the board at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209; they may contact the board anonymously and confidentially through our EnTegrity Assistance Line; and they may attend our annual shareholders meeting, where they will have the opportunity to speak with members of our board.

Letters to the board should be addressed in care of our Secretary, who the board has authorized to receive and process written correspondence. He will direct correspondence about issues within the board’s scope of responsibility directly to the Chairman and to the chairman of any committee to which the correspondence relates. Customer complaints and other correspondence about ordinary business matters are sent directly to the applicable business. Correspondence of other types is not forwarded to the board but held by the Secretary and made available to any director who wishes to see it.

Shareholders and other interested parties who wish to send anonymous and confidential correspondence to the board may do so through our EnTegrity Assistance Line. The line is staffed by an independent third party who is responsible for receiving and forwarding messages submitted on the line. Instructions for using the line are available under the “EnTegrity Assistance Line” link accessed from the “Governance” link, which is accessed from the “About Us” link on our website at www.enpro.com. Items addressed to the board of directors are forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Items not addressed specifically to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee about the investigation and resolution of all reports alleging financial and other types of misconduct.

Director compensation

Our non-employee directors received the following compensation for 2023:

•	an annual cash retainer of $90,000, paid in quarterly installments; and
•	an annual grant of shares or, if a director so elects, phantom shares equal in value to approximately $110,000.

Additional cash compensation is paid to:

•	the chairman of our Compensation and Human Resources Committee, who received an annual fee of $15,000;
•	the chairman of our Audit and Risk Management Committee, who received an annual fee of $20,000;
•	the chairman of our Nominating and Corporate Governance Committee, who received an annual fee of $10,000; and
•	our Chairman, who received an additional fee at an annual rate of $80,000.

Compensation is prorated for service in any of these capacities for a portion of the year. In addition, each director may be granted shares, or phantom shares if elected by the director, upon his or her initial election to the board. The amount of such an award is determined by the Nominating and Corporate Governance Committee and has generally been based on the number of days remaining in the year that the director is elected.

Employee directors receive no compensation for serving on our board.

We periodically review benchmarking studies to evaluate the amount and form of compensation paid to non-employee directors relative to the compensation paid to non-employee directors of peer companies. For 2024, the amount of the annual grant of shares to non-employee directors was increased from $110,000 to $125,000, the annual cash retainer paid to non-employee directors was increased from $90,000 to $100,000 and the additional annual fee paid to our Chairman was increased from $80,000 to $100,000. We believe that the compensation paid to our non-employee directors is reasonable.

Non-employee directors are generally granted fully-vested shares, or phantom shares if elected by the director, at the first meeting of the Compensation and Human Resources Committee each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director ceases his or her service on the board.

Board members are required to own the company’s stock. Each director has five years from the date he or she joins the board to accumulate Enpro shares equal in value to at least five times the annual cash retainer paid to directors. Phantom shares count toward this requirement. We examine compliance with this policy each February. As of February 15, 2024, all of the directors who have served for five years complied with this requirement.

A deferred compensation plan allows non-employee directors to defer receipt of all or part of the cash portion of their annual retainer fees. The deferred portions of the fees can be directed to a cash account or a stock account. Fees deferred into a cash account are credited with a return based on an investment option chosen by the director from those available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Fees deferred into a stock account are credited with stock units, each equal in value to the fair market value of one share of our common stock on a given date. All amounts deferred are payable after a director ceases his or her service on the board. As of December 31, 2023, the following directors had

2024 PROXY STATEMENT | 26 | ENPRO INC.

CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR COMPENSATION

deferred compensation balances under the plan: Mr. Abbey, 286 stock units; Mr. Botts, 2,931 stock units; Mr. Brueck, 9,918 stock units; Mr. Hauser, $2,144,616 and 8,470 stock units; Mr. Humphrey, 7,735 stock units; and Mr. Keating, 574 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2023, including B. Bernard Burns, Jr., who retired as a director in March 2023, and Diane C. Creel, who retired as a director in April 2023.

2023 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(g)	(h)

William Abbey	90,000	110,092	330	200,422
Thomas M. Botts	105,000	110,092	16,923	232,015
Felix M. Brueck	90,000	110,092	13,469	213,561
B. Bernard Burns, Jr.	29,423	35,528	—	64,951
Diane C. Creel	29,423	35,528	6,140	71,091
Adele M. Gulfo	90,000	110,092	4,522	204,614
David L. Hauser	170,000	110,092	33,721	313,813
John Humphrey	110,000	110,092	10,265	230,357
Ronald C. Keating	75,250	87,530	—	162,780
Judith A. Reinsdorf	100,000	110,092	—	210,092
Kees van der Graaf	90,000	110,092	17,409	220,243

(1)	Mr. Keating deferred $75,250 of the fees earned in 2023 pursuant to our Deferred Compensation Plan for Non-Employee Directors into a stock account and, as a result, an aggregate of 574 stock units, was credited to him, under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into the stock account.
(2)	On February 16, 2023, each director then serving as a non-employee member of the board received a grant of 942 shares, or at the director’s election 942 phantom shares to be settled in shares of common stock, except that Mr. Burns and Ms. Creel, who retired as directors in 2023, each received a grant of 304 shares. In determining the number of shares (or phantom shares) to be awarded, we used the average closing price of our common stock for the 20 trading days ending on the trading day immediately preceding February 16, 2023, which average price was $116.69 per share. The dollar amount presented in the table for these directors reflects the closing price of our common stock on February 16, 2023, which was $116.87 per share. Mr. Keating received a prorated award of 795 phantom shares upon his election as a director on March 1, 2023, based on the average closing price of our common stock for the 20 trading days ending on the trading day immediately preceding March 1, 2023, which average price was $115.32 per share. The dollar amount presented in the table for this award to Mr. Keating reflects the closing price of our common stock on March 1, 2023, which was $110.10 per share. Upon the company’s payment of dividends on shares of its common stock, non-employee directors who elected to receive phantom shares, or who received phantom shares in the past, receive phantom shares as dividend equivalents with respect to both the phantom shares awarded to such directors in consideration for their service and the phantom shares credited to the account of directors who have elected to defer receipt of cash compensation under our Deferred Compensation Plan for Non-Employee Directors. As of December 31, 2023, our non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares

William Abbey	—
Thomas M. Botts	14,721
Felix M. Brueck	11,782
Adele M. Gulfo	4,011
David L. Hauser	29,375
John Humphrey	9,836
Ronald C. Keating	795
Judith A. Reinsdorf	432
Kees van der Graaf	18,559

(3)	Such amounts equal the aggregate grant date fair value of phantom shares to be settled in shares of common stock issued pursuant to the dividend equivalent rights provisions of previously granted awards of phantom shares to be settled in shares of common stock with respect to dividends paid on our common stock in 2023. The grant date fair value of each such dividend equivalent issuance is equal (subject to rounding of the number of phantom shares issued) to the cash dividend payable on the number of shares of our common stock equal to such director’s aggregate number of phantom shares to be settled in shares of common stock held as of the record date for the payment of such dividend.

2024 PROXY STATEMENT | 27 | ENPRO INC.

Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our internal accounting controls. Management prepares our financial statements and establishes and maintains adequate internal control over financial reporting. The independent registered public accounting firm performs an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited 2023 consolidated financial statements and our internal control over financial reporting, and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In meeting with the Audit Committee, management informed the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal control over financial reporting was effective as of December 31, 2023. The Audit Committee reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers LLP.

In addition, the Audit Committee:

•	discussed with PricewaterhouseCoopers LLP Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,
•	received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to the firm’s independence required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and
•	confirmed with PricewaterhouseCoopers LLP the firm’s independence from us.

The Audit Committee also discussed with our internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective 2023 audits. With and without the presence of management, the Audit Committee met with the internal auditors and PricewaterhouseCoopers LLP to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Relying on its discussions with management and PricewaterhouseCoopers LLP and its review of management’s representation and the report of PricewaterhouseCoopers LLP to it, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC.

Audit and Risk Management Committee

William Abbey
Thomas M. Botts
Felix M. Brueck
Adele M. Gulfo
David L. Hauser
John Humphrey
Ronald C. Keating
Judith A. Reinsdorf
Kees van der Graaf

February 14, 2024

2024 PROXY STATEMENT | 28 | ENPRO INC.

Proposal 2 — Advisory vote approving
executive compensation

(Item 2 on the proxy card)

The Enpro board of directors provides our shareholders with the opportunity to cast an annual advisory vote on the compensation paid to our named executive officers. Their compensation is reported in our proxy statement for the annual meeting of shareholders. To provide this opportunity to our shareholders, we will present the following resolution to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the company’s proxy statement for the 2024 annual meeting of shareholders.”

This vote does not bind the company. However, the board of directors and the Compensation and Human Resources Committee, which is composed only of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As we describe in detail below under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation package is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives—much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	does not encourage our executives to take unnecessary or excessive risks; and
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2023 we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. In 2023, we made awards of stock options and restricted stock units that become exercisable or vest in equal annual installments generally over three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We believe our compensation structure aligns with the interests of our shareholders and resulted in payment commensurate with our performance.

2024 PROXY STATEMENT | 29 | ENPRO INC.

PROPOSAL 2 — ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We routinely engage with our shareholders

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation discipline, acquisition criteria, business continuity, sustainability initiatives, management succession, compensation practices and culture and development of our colleagues across the organization. During these conversations in 2023 and early 2024, our shareholders noted general support for our performance-driven compensation practices and strategic initiatives to drive growth.

We communicate investor feedback on our compensation practices to the Compensation and Human Resources Committee and consider shareholder views seriously as we seek to align our policies and practices with the interests of our financial stakeholders. In consideration of investor feedback disfavoring provisions in agreements with executives providing for tax gross-ups on termination payments following a change in control, we ceased including such a provision in new agreements with executives years ago and, in February 2024, we amended the sole remaining legacy agreement with an executive that included such a provision to eliminate that tax-gross-up provision. Consistent with shareholder feedback on this point, we do not provide for any tax gross-ups on termination payments following a change in control.

We employ best practices in executive compensation

•	We balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.
•	We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of stock and to increase their ownership as their levels of responsibility increase.
•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.
•	We provide only minimal perquisites.
•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.
•	Our policies prohibit executives and directors from hedging ownership of Enpro stock and from pledging of Enpro stock.
•	We do not provide for any tax gross-ups on termination payments following a change in control.
•	Our clawback policies entitle us, following a restatement of our financial results, to recover from executive officers performance-based compensation to the extent it was based on pre-restatement results.

We encourage our shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

2024 PROXY STATEMENT | 30 | ENPRO INC.

Compensation and Human Resources Committee report on executive compensation

The Compensation and Human Resources Committee develops and oversees the implementation of our compensation philosophy and strategy. The committee assists the board of directors by monitoring the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the section with management, and recommended to our board of directors that it be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation and Human Resources Committee

William Abbey
Thomas M. Botts
Felix M. Brueck
Adele M. Gulfo
David L. Hauser
John Humphrey
Ronald C. Keating
Judith A. Reinsdorf
Kees van der Graaf

February 15, 2024

2024 PROXY STATEMENT | 31 | ENPRO INC.

Compensation discussion and analysis

This Compensation Discussion and Analysis describes our compensation philosophy and the key criteria the Compensation and Human Resources Committee (which we refer to in this “Compensation Discussion and Analysis” section as the “Committee”) uses to set compensation levels, determine actual compensation, and establish future compensation opportunities for our executives. In implementing the 2023 executive compensation program, the Committee considered prior years’ say-on-pay votes, shareholder feedback, and advice from the Committee’s independent compensation consultant.

Our named executive officers

Our named executive officers, or NEOs, for 2023 are:

Eric A. Vaillancourt,

President and Chief Executive Officer
(and principal executive officer)

J. Milton Childress II,

Executive Vice President and Chief Financial Officer
(and principal financial officer)

Robert S. McLean,

Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

Steven R. Bower, Senior Vice President, Controller and Chief Accounting Officer Ronald R. Angelillo, Vice President, Tax

Executive summary

The Committee and our board of directors determine executive compensation based on a comprehensive view of factors designed to produce long-term business success. The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

Summary of business highlights

Enpro’s portfolio of leading-edge applications that safeguard critical environments performed well, even amidst a downturn in global semiconductor markets, our largest served market today. Following our purposeful portfolio reshaping efforts that began in earnest in 2019, our portfolio of businesses thrived throughout the year and our long-term value-creating strategy remains unchanged. The portfolio remains balanced, with specific organic and inorganic growth opportunities, disciplined capital allocation and transparency in an effort to continue driving long-term shareholder value.

Our Sealing Technologies segment produced record-breaking results in 2023, with commercial excellence, disciplined pricing initiatives, organic investment, cost management, operational improvements in a reasonably steady demand environment, drove segment profitability to an all-time high. In addition, in December 2023, we announced our intention to acquire Advanced Micro Instruments, Inc. (“AMI”) for $210 million in an effort to broaden our capabilities into analytical equipment and sensing technologies. The differentiated market and technology positions, and our applied engineering strengths and focus on the aftermarket, are key long-term drivers for continued success.

In our Advanced Surface Technologies (“AST”) segment, we continued investing in the promising long-term opportunities available to us as we continue our three-pronged strategy of technology differentiation, geographic expansion and vertical integration. Even as the semiconductor market, the largest market in the AST segment, softened as 2023 progressed, we continued to build upon our position in the industry to drive long-term, profitable growth. We continued our organic expansion efforts in both Singapore and in the United States, while harvesting opportunities, both operationally and with capital investment, to position the segment well when growth resumes in the semiconductor market.

At Enpro, we Empower Technology with Purpose. We are a leading-edge industrial technology company that focuses on critical products and solutions that serve a diverse set of faster-growing end markets that touch our lives every day. The variety of applications produced by the company safeguard critical environments and offer a level of precision and reliability that customers rely upon.

•   High-margin products and solutions that offer competitive differentiation through technology, reliability and applied engineering capability.

•   Recurring or aftermarket revenue streams for many of our products and solutions enable reduced cyclicality and long-term durability of revenue. Our products and solutions offer environmental and safety benefits, particularly in harsh or critical environments that require regular preventative maintenance or replacement.

2024 PROXY STATEMENT | 32 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SUMMARY OF BUSINESS HIGHLIGHTS

•	Leverage commercial excellence and supply chain processes to increase or preserve profitability, ensure product quality and availability and maximize operational efficiencies with technology and discipline.

•	Maximizing long-term shareholder returns through commitment to disciplined capital allocation, sustainability, diversity and community involvement.

•	Empowering our colleagues with a mindful, collaborative culture that values safety, inclusion, authenticity and respect.

Acquisitions & Divestitures. In December 2023, we announced the intention to acquire AMI, which is located in Costa Mesa, California, for $210 million in cash. AMI is a leading provider of highly-engineered, application specific analyzers and sensing technologies that monitor critical parameters to ensure infrastructure integrity, enable process efficiency, enhance safety and facilitate the clean energy transition. The transaction was completed in January 2024. AMI is now included in our Sealing Technologies segment and expands the segment’s portfolio of products and solutions that safeguard critical environments. There were no further acquisition or divestiture actions taken in 2023.

Financial highlights. Sales decreased 3.6% in 2023, with weakness in the semiconductor industry as the primary driver of the decline. The Sealing Technologies segment’s sales increased 5.5%, driven by strategic pricing and sales optimization initiatives, along with strong demand in nuclear energy, aerospace, space and commercial vehicle markets. The AST segment’s sales were down 15.7% as the semiconductor industry cycled downward during 2023. Our balance sheet is strong and our ability to generate operating cash flow, which will be used to reinvest in our numerous organic and inorganic growth opportunities, is the strongest it has been in history.

Operating system. Part of our culture of commercial and operational excellence is the effectiveness of our operating system that focuses on continuous improvement, strategic pricing discipline, technology implementation and customer intimacy in an effort to improve or preserve margins and drive strong free cash flow. We create value by maintaining world-class standards, empowering every employee to continually learn and adopt an ownership-based mentality, and instilling a desire to learn from others, contribute to others, and ensure company-wide commitment and accountability. Our operating system has been stressed under various scenarios, such as the Great Recession and the COVID-19 pandemic, among other economic and geopolitical gyrations over time, and allows us to deploy the strength of our organization throughout our enterprise to build for a stronger future. These operating disciplines are enduring at Enpro and integrated into all elements of our company.

Sustainability. At Enpro, the way we work centers around our core values of Safety, Excellence and Respect. We believe our commitment to sustainability creates long-term value for our stakeholders and positions our businesses for success in the future. Sustainability, governance and environmental stewardship is woven deeply into the fabric of our company. As an independent public company, our subsidiaries have resolved numerous legacy environmental and other claims for matters pre-dating our spin-off from Goodrich Corporation in 2002.

Our strategy to recruit diverse and qualified talent, as well as our commitment to the physical and psychological health and safety of our colleagues is omnipresent in our organization. We find collaborative ways to achieve our high standards for environmental, social, and governance excellence.

Sustainability is also woven into our portfolio strategy. We have divested certain carbon-intensive lines of business and selectively disengaged with market sectors that are highly carbon-intensive, such as automotive and oil and gas. We have acquired businesses that are less carbon intensive and sell into less carbon-intensive markets, with a firm focus on safeguarding critical environments and providing products and services that protect local process environments from harsh contaminants. We are committed to diligently exploring all opportunities to reduce our energy usage and minimizing the resulting greenhouse gas emissions wherever economically and technically feasible—in 2022, we took steps to calculate our baseline energy usage. Many of our products, such as gaskets and seals, protect our environment by helping to contain and prevent the release of harmful substances. We also design, manufacture and sell numerous products that support the supply of electricity from sustainable sources, including seals for nuclear power plants.

We published our third sustainability report in 2023, including announcement of our first enterprise-wide greenhouse gas reduction goal for Scope 1 and Scope 2 emissions. Using 2022 as our baseline year, Enpro set a goal of reducing GHG emissions by 3% per million dollars of revenue by the end of 2023, and a further 3% per million dollars of revenue by the end of 2024. Our sustainability reports highlight the ways our company cares for the people who work with us, the communities in which we operate, and the planet we all live on. We implemented software monitoring systems at our primary manufacturing facilities globally and will seek to improve our energy usage, greenhouse gas emissions, water usage, and waste generation over time. In addition, we further expanded our diversity and inclusion efforts to further our already firm foundation of measurement and improvement of these important metrics throughout our organization.

Dividends and share repurchases. In 2023, we paid quarterly dividends to shareholders of $0.29 per share, representing a 3.6% increase over per share dividend payments in 2022. We have now increased our quarterly dividend for eight consecutive years since initiating a dividend in 2015. We regularly evaluate our capital allocation strategy based on company performance and anticipated capital requirements for growth, and we will continue this practice in 2024. We did not repurchase shares in 2023, choosing instead to focus on our organic and future inorganic growth initiatives.

2024 PROXY STATEMENT | 33 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SHAREHOLDER ENGAGEMENT

Shareholder engagement

At our 2023 annual meeting, we asked our shareholders to support a non-binding resolution to approve the compensation paid to our named executive officers as reported in our proxy statement for that meeting. Of the shares voted “for” or “against” that proposal, approximately 81.5% of the shares were voted “for” approval of that resolution. The Committee typically establishes incentive compensation opportunities each February. Accordingly, the results of the April 2023 shareholder vote were not available to the Committee when the structure for the 2023 compensation awards had been set by the Committee.

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation discipline, acquisition criteria, business continuity, sustainability initiatives, management succession, compensation practices and culture and development of our colleagues across the organization. Given the 81.5% vote at the 2023 annual meeting on the non-binding resolution to approve the compensation paid to our named executive officers, we expressly solicited shareholder feedback on our compensation practices. During these conversations, our shareholders noted general support for our performance-driven compensation practices and strategic initiatives to drive growth.

We communicate investor feedback on our compensation practices to the Committee and consider shareholder views seriously as we seek to align our policies and practices with the interests of our financial stakeholders. In consideration of investor feedback disfavoring provisions in agreements with executives providing for tax gross-ups on termination payments following a change in control, we ceased including such a provision in new agreements with executives years ago and, in February 2024, we amended the sole remaining legacy agreement with an executive that included such a provision to eliminate that tax-gross-up provision. Consistent with shareholder feedback on this point, we do not provide for any tax gross-ups on termination payments following a change in control. In addition, the results of the 81.5% vote at the 2023 annual meeting and feedback received in response to our outreach to shareholders related to that vote will be considered by the Committee in determining the executive compensation program going forward.

2023 executive compensation decisions at a glance

In 2023, the Committee continued its executive compensation program, with annual salary adjustments and annual incentive and long-term compensation awards generally similar in form to the program for incentive compensation that it first implemented in 2020. In 2023, the Committee increased the base salary rate for Mr. Vaillancourt by 5% from the annual salary rate set in 2022 and by an average of 3.7% for the other named executive officers from the levels set in 2022, with individual adjustments ranging from 0% to 5%.

For the awards made in 2023 under our annual incentive compensation plan, the Committee, consistent with its decision in the prior two years, selected adjusted EBITDA and cash flow return on operating capital (“Cash Flow ROIC”) as the equally weighted performance measures. The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures is a primary driver, over time, of the value of our company. These performance measures were selected also to focus operators on assets they can control—working capital and capital expenditures and earnings on those assets. The Committee selected Cash Flow ROIC because this measure includes an emphasis on cash flow and exercising capital discipline and working capital management, consistent with our corporate strategy to focus on improving cash flow of our existing businesses and reshaping our portfolio of businesses with a focus on owning businesses that are aligned with secular growth trends, enjoy high recurring revenue and margins, and have low capital intensity.

The following chart shows our actual payout performance level against the target level of performance for these awards (target level being reflected at 100%) and the resulting payout level against the target payout level. We achieved adjusted EBITDA at a level between the threshold and target performance levels for that performance measure as a result of the impact of weakened demand on results in our Advanced Surface Technologies segment amidst a downturn in its largest served market, mostly offset by strong performance across our Sealing Technologies segment. We achieved a Cash Flow ROIC that exceeded the maximum level for that performance measure. This performance resulted primarily from our focused and disciplined working capital management throughout the year.

2024 PROXY STATEMENT | 34 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2023 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

For the long-term compensation awards made as part of the annual compensation review in February 2023, the Committee granted to the NEOs, other than Mr. Angelillo, a mixture of time-vesting restricted stock units, stock options and Performance Share Awards (awards denominated in share units and payable in shares of common stock), with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to Performance Share Awards. Because of the level of his responsibility, Mr. Angelillo’s long-term compensation awards did not include stock options and were allocated 60% to restricted stock units and 40% to Performance Share Awards. To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options.

The restricted stock unit awards generally vest in equal annual installments over three years, subject to continued employment, other than upon death or disability (in which case they vest in full) or retirement (in which case the restricted stock units continue to vest based on the vesting schedule if the retirement occurs more than six months after the date of grant). The stock options become exercisable in equal annual installments, subject to continued employment, over three years. The stock options have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). The Committee authorized the award of the stock options at its meeting in February 2023, but deferred the grant of the stock options until the second trading day after the filing with the SEC of the company’s Form 10-K for the year ended December 31, 2022, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day.

The payout amount for the Performance Share Awards is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). Enpro is one of the companies included in this index. There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. The Performance Share Award amounts are denominated in shares of our common stock and, in a change from prior-year grants, the Performance Share Awards are to be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted. Performance Share Awards granted in 2022 and prior years provide for cash payout, with the share units earned under a Performance Share Award being converted for cash payout based on the average fair market value per share of our common stock (i.e., the closing price per share on the NYSE) over the 20 business days preceding the date the Committee certifies the achievement of the performance level with respect to the Performance Share Award. This adjustment to the Performance Share Awards granted in 2023 being payable in shares increases the equity component of the long-term compensation awards made to executive officers. In light of our plan for the strategic transformation of Enpro, the Committee continued the use of rTSR as a performance measure for the Performance Share Awards granted in 2023 to focus senior teams on the share value impact of all decisions, and align the management experience with the share value experience of shareholders, as compared to the share performance of the peer group. The performance cycle is the three-year period ending December 31, 2025.

The Committee elected to award stock options to better align the compensation of the executive officers receiving those awards with shareholder interests and to incentivize those executive officers to shape the company’s portfolio of businesses and to operate the businesses in a way that results in long-term share appreciation. The Committee decided to award restricted stock units to further align the compensation of the executive officers with shareholder interests and to provide an incentive for retention. The pro rata vesting of the restricted stock awards aligns with the vesting practice of the majority of our peer companies. The Committee determined to grant Performance Share Awards to make a portion of long-term compensation dependent upon achievement of long-term performance relative to peer companies and structured the awards to be payable primarily in shares of the company’s common stock to increase the equity component of long-term compensation. The Committee believes this long-term executive compensation structure aligns with the company’s long-term business strategy and aligns and focuses our senior teams on the share-value impact of all decisions, including capital deployment, dispositions and acquisitions, and encourages agile decision-making not influenced by the pursuit of metrics established at the beginning of the performance period that might become outdated and could fail to incentivize appropriate value creation by the end of the respective three-year performance period.

In February 2021, executive officers were granted Performance Share Awards similar to the Performance Share Awards granted in February 2023, but with a three-year performance period that ended on December 31, 2023 and being paid solely in cash as described above. In February 2024, the Committee certified the level of performance with respect to rTSR over the three-year period. The following chart illustrates the actual performance level as a percentage of target and payout level relative to the target level (shown at 100%) of the Performance Share Awards for the 2021-2023 performance cycle made to the executive officers. Performance on the rTSR measure was at the 78th percentile, which exceeded the maximum level, with total shareholder return over the period being positive.

2024 PROXY STATEMENT | 35 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2023 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

Awards made in 2022 and prior years under our annual performance, long-term compensation and equity plans provide for certain benefits upon the employee’s retirement—proration of the payout under annual performance plan awards and Performance Share Awards, prorated vesting of restricted stock units, and continued vesting of stock options, with such awards defining “retirement” to be the employee’s voluntary separation of service at any time after (i) age 65 or (ii) age 55 if the employee has at least 10 years of service with Enpro. For these awards made in 2023, the Committee increased the early retirement aspect of this definition, with “retirement” defined to be the employee’s voluntary separation of service at any time after (i) age 65 or (ii) age 60 if the employee has at least 10 years of service with Enpro. To balance the impact to employees of the increase in the early retirement age, for restricted stock units awarded in 2023, the Committee provided for the restricted stock units continue to vest based on the vesting schedule if the retirement occurs more than six months after the date of grant.

Best compensation practices and policies

The following table highlights key features of our executive compensation program. We also identify certain compensation practices that the Committee has not implemented because it does not believe they would serve our shareholders’ long-term interests.

What we do
✓	We make variable, performance-based compensation a significant component of each executive officer’s total compensation and increase the proportion of variable compensation to total compensation as levels of responsibility increase.
✓	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of improvement in long-term results.
✓	Our long-term compensation awards are all stock based, with 2023 awards being settled in shares of our stock.
✓	We require meaningful stock ownership and retention at levels that increase with responsibility.
✓	We use a performance measure relative to the performance for comparable companies for long-term incentive awards.
✓	The Committee uses an independent executive compensation consultant, which reports directly to the Committee and does not provide any other services to our company.
✓	We have clawback policies for the recovery from executive officers, following a restatement of our financial results, of any excess performance-based compensation to the extent it was based on pre-restatement results.
What we don’t do
X	We do not have employment agreements with any executive officers.
X	We do not provide for any tax gross-ups on termination payments following a change in control.
X	We do not permit pledging of, or hedging transactions on, our stock.
X	We do not fully vest time-based equity awards in less than three years.
X	We do not re-price stock options without shareholder approval or permit discounted stock options.
2024 PROXY STATEMENT | 36 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

What guides our executive compensation program

The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives. Much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan; and
•	does not encourage our executives to take unnecessary or excessive risks.

To design an executive compensation program that is in line with these policies, the Committee considered:

•	the executive compensation and market competitiveness studies described below;
•	internal pay fairness;
•	comprehensive compensation histories for each of our executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments);
•	the impact of tax and accounting rules;
•	whether the structure of our compensation programs creates an incentive for taking excessive risk; and
•	trends affecting the company’s markets.
2024 PROXY STATEMENT | 37 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	KEY ELEMENTS OF COMPENSATION

Key elements of compensation

The following table summarizes the key elements of our 2023 executive compensation program.

	Compensation Element	Rationale	Key Characteristics
SHORT-TERM	Base Salary	To compensate the executive fairly and equitably compared to his or her external market peers.	Fixed compensation that is reviewed annually.
	Annual Performance-Based Incentive Awards	To align executives’ decisions with annual adjusted EBITDA performance and cash flow and ensure effective capital deployment and working capital management objectives.

Variable compensation component; based on pre-established company goals relating to adjusted EBITDA and Cash Flow Return on Operating Capital (Cash Flow ROIC).

Corporate executives are measured against companywide achievement.

LONG-TERM	Long-Term Awards	To align executives with shareholder interests, to reinforce, incentivize and reward long-term value creation, and to provide a retention incentive.	Variable compensation component. Reviewed and granted annually.
	Performance Share Awards (30% of LTI*)	To motivate executives by linking incentives to our relative total shareholder return, driving effective decision making and reinforcing the link between our executive officers and our shareholders.

Grants based on our three-year rTSR, which measures performance relative to peers. The Performance Share Awards are denominated as stock units, with the amount of stock units earned being based on our three-year rTSR and units being paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the award was granted.

	Stock Options (30% of LTI*)	To incent and reward performance that results in stock price growth and to provide for retention.	The stock options vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the grant date, with a per share exercise price equal to the closing stock price on the date of the grant. Vested options expire if not exercised within 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). No vesting upon a change in control if the awards are assumed by the acquirer.
	Restricted Stock Units (40% of LTI*)	To motivate the appropriate actions and decisions that deliver superior long-term total shareholder return and provide a base level of executive retention.	Awards vest in equal installments on the first, second and third anniversaries of the date of the award subject to continued employment (other than retirement, in which case the restricted stock units continue to vest based on the vesting schedule if the retirement occurs more than six months after the date of grant). No vesting upon a change in control if the awards are assumed by the acquirer.
OTHER	Health/Welfare Plan and Retirement/ Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.
	Perquisites and Other Benefits	These are very minimal and are provided to assist in attracting and retaining executive officers.	Fixed compensation component.
	Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated in connection with a change-in-control.	Fixed compensation component; “double-trigger”—i.e., only paid in the event employment is terminated other than “for cause” or for “good reason”—in either case, in connection with a change in control.
	Health/Welfare Plan and Retirement/ Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.

*	To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. Awards to Mr. Angelillo were allocated 40% to Performance Share Awards and 60% to restricted stock units on this basis.
2024 PROXY STATEMENT | 38 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	TARGET COMPENSATION MIX

Target compensation mix

The following charts show the relative portion of Mr. Vaillancourt’s 2023 target in-service compensation and the average target in-service compensation of the other NEOs. Target in-service compensation consists of the base salary rate set in 2023, target annual performance-based cash compensation awards made in 2023, target Performance Share Awards (PSAs) granted in 2023, long-term equity compensation in the form of stock options and restricted stock units (RSUs) awarded in 2023 and other 2023 compensation not related to changes in retirement benefits. To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. The amounts included for Performance Share Awards in the summary compensation table on page 47 and in the grants of plan-based awards table on page 49 are based on the grant date fair value of the Performance Share Awards determined using financial accounting assumptions as required by SEC rules for reporting the related compensation in those tables, which differ from the values assigned to these awards by the Committee as described above. The following charts reflect the Committee’s basis for valuing these awards in allocating in-service compensation.

The decision-making process

The role of the Committee. The primary function delegated to the Committee by our board is overseeing the appropriateness and cost of our compensation programs, particularly the program for executive officers. The Committee determines executive compensation based on a comprehensive view of factors designed to produce long-term business success. All of our non-management directors sit on the Committee.

When setting targeted in-service compensation for each of our executive officers, the Committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the Committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant.

The Committee generally sets annual salary rates and makes annual incentive and long-term compensation awards at its meetings in February of each year. The Committee occasionally adjusts compensation arrangements, including making long-term compensation awards, to NEOs or other employees at other times, such as in connection with hiring, promotion or for retention purposes.

2024 PROXY STATEMENT | 39 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	THE DECISION-MAKING PROCESS

The role of the executive officers. Certain members of our senior management team help prepare for and attend meetings where executive compensation, company performance targets, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from our CEO regarding the compensation of our other officers, including the other NEOs. Our CEO does not participate in the deliberations of the Committee and our board regarding his own compensation.

The role of the independent executive compensation consultant. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Committee’s charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

The role of market analyses. In evaluating target compensation levels, the Committee has requested its independent executive compensation consultant, Pearl Meyer, to prepare benchmarking studies. These studies have been prepared and presented to the Committee generally every year. The most recent study presented to the Committee in connection with the compensation decisions it made in February 2023 was prepared in October 2022.

In its benchmarking studies, Pearl Meyer compared the specific compensation elements we awarded to each of our executive officers to those awarded to executive officers with similar responsibilities of each member of the peer group and broader survey group and to the relevant medians of the peer group and survey groups. Based on its analysis, Pearl Meyer advised the Committee on adjustments to base salary, annual incentive award and long-term incentive awards for each named executive officer. Peer and survey compensation data allow the Committee to determine whether our compensation programs and target compensation levels for executive officers are reasonable and competitive.

At the direction of the Committee, Pearl Meyer screened and reviewed companies included in Standard & Poor’s Global Industry Classification Standard Capital Goods industry classification, reviewed the peer groups included in the 2022 reports of certain principal proxy advisory firms, and conducted an analysis to identify potential peer companies, evaluating comparability in terms of sales, business mix alignment, and market value, among other factors. For this study, the Committee approved changes recommended by Pearl Meyer to the composition of the peer group. These changes were implemented to reflect the changes in the company’s business as a result of its recent portfolio-reshaping activities, including acquisitions of LeanTeq, Alluxa and NxEdge and dispositions of the businesses comprising the former Engineered Materials segment and certain businesses in the Sealing Products segment. The peer group was adjusted by adding CTS Corporation, Entegris, Inc., ESCO Technologies, Inc., FormFactor, Inc., Helios Technologies, Inc. and Materion Corporation and removing Chart Industries, Inc., CIRCOR International, Inc., Columbus McKinnon Corporation, Crane Holdings, Co., ITT Inc. and TriMas Corporation. In addition, SPX FLOW, Inc. was removed from the peer group as it had been acquired earlier in 2022. The peer group selected by the Committee for the 2022 study, consistent with Pearl Meyer’s recommendation following its analysis, was as follows:

• Altra Industrial Motion Corp. • Barnes Group Inc. • CTS Corporation • Curtiss-Wright Corporation • Enerpac Tool Group Corp. • Entegris, Inc. • ESCO Technologies, Inc.	• FormFactor, Inc. • Graco Inc. • Helios Technologies, Inc. • IDEX Corporation • Materion Corporation • Mueller Water Products, Inc. • Nordson Corporation	• SPX Technologies, Inc. • Standex International Corporation • Watts Water Technologies, Inc. • Woodward, Inc. • Zurn Elkay Water Solutions Corporation

The annual revenues of the peer group companies estimated for 2022 ranged from $581 million to $3.4 billion, with median estimated annual revenues of $1.4 billion. For executive compensation purposes, we believe a comparison of the relative size and complexity of a company is more important than a comparison of specific products manufactured. These are the types of companies with whom we compete for management personnel and therefore we believe it is appropriate for us to compare our compensation practices with theirs.

2024 PROXY STATEMENT | 40 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	THE DECISION-MAKING PROCESS

Evaluation of incentives for excessive risk. To discourage excessive risk, the Committee seeks to balance:

•	fixed and variable compensation,
•	short-term and long-term compensation,
•	the performance measures used to determine incentive compensation, and
•	the level of in-service and post-retirement benefits.

The Committee has specifically evaluated the company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.

2023 executive compensation decisions in detail

Base salary

Base salaries give our officers a relatively secure level of compensation. Adjustments to base salary rates typically are made in February of each year and are effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. In 2023, the Committee increased the base salary rate for Mr. Vaillancourt by 5% from the annual salary rate set in 2022 and by an average of 3.7% for the other named executive officers from the levels set in 2022, with individual adjustments ranging from 0% to 5%.

Annual performance incentive plan awards

The plan used by the Committee to make annual incentive compensation awards is designed to give executive officers a personal financial incentive to help us reach annual business goals. We refer to this plan as the annual performance plan. The amount of awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. Performance between any of the established levels yields a proportional payout. The Committee, after reviewing the company’s performance in 2023, was permitted to adjust amounts payable under the awards in its discretion.

For 2023, the performance measures and weightings for the annual performance plan were:

Adjusted EBITDA	50%
Cash Flow ROIC	50%

Why we use adjusted EBITDA and Cash Flow ROIC to measure performance

The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures is a primary driver, over time, of the value of our company. The Committee believes that adjusted EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses and selected items) and Cash Flow ROIC (or, cash flow return on operating capital) are the most appropriate measures of the annual operating performance of our businesses. These performance measures were selected also to focus operators on assets they can control—working capital and capital expenditures and earnings on those assets. The Committee selected Cash Flow ROIC because this measure includes an emphasis on cash flow and exercising capital discipline and working capital management, consistent with our corporate strategy to focus on improving cash flow of our existing businesses and reshaping our portfolio of businesses with a focus on owning businesses that are aligned with secular growth trends, enjoy high recurring revenue and margins, and have low capital intensity. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee took into account management’s recommendations.

2024 PROXY STATEMENT | 41 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	2023 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Performance goals for 2023

The following table presents the 2023 performance goals set for the annual performance plan. The table shows goals for threshold, target and maximum performance levels, actual 2023 performance and weighted payout percentages for each goal.

	Performance Levels			Actual Performance
(dollars in millions)	Threshold	Target	Maximum	Amount	Weighted Payout %

Adjusted EBITDA(1)	$230.7	$262.1	$293.1	$245.2	36.5%
Cash Flow ROIC(1)	28.8%	32.0%	35.2%	36.4%	100.0%

(1)	Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Committee believes do not reflect normal operating conditions and subtracting certain selected income items that the Committee believes do not reflect normal operating conditions. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements and it reports on Form 10-Q and Form 10-K, with additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. The calculation of Cash Flow ROIC is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above, and also reflects the impact of depreciation and amortization, income taxes, working capital changes and capital expenditures. Cash Flow ROIC is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense and subtracting each of the amount of capital expenditures and the change in average net working capital for the trailing twelve months, with such amount then divided by the sum of average working capital, average gross property, plant and equipment and average gross software investment. The Committee believes adjusted EBITDA and Cash Flow ROIC are the most appropriate measures of the annual operating performance of our businesses and that performance on these measures, over time, are primary drivers of company value. Adjusted EBITDA, adjusted operating income and Cash Flow ROIC are not financial measures under generally accepted accounting principles (“GAAP”). Reconciliations of adjusted EBITDA and adjusted operating income to the comparable GAAP measures and the calculation of Cash Flow ROIC are presented in Appendix A to this proxy statement.

The plan payouts at the target performance level, as a percentage of base salary, and the actual payout as a percentage of salary for the named executive officers were as follows:

	Target Payout, as Percentage of Salary	Actual Payout, as Percentage of Salary

Vaillancourt	100%	136.5%
Childress	70%	95.5%
McLean	60%	81.9%
Bower	45%	61.4%
Angelillo	35%	47.8%

Target award levels set by the Committee for the named executive officers were based on historical award levels, a review of the Pearl Meyer market studies and management recommendations.

To set 2023 performance levels, the Committee reviewed a top-down estimate of our performance for the year based on management’s expectations for each of our markets and a bottom-up review of each division’s strategy and forecast for its performance. The Committee evaluated these internal estimates against external expectations for the performance of our markets and then set our goals for the year. For 2023, our adjusted EBITDA was $245.2 million (between the threshold and target levels), and our Cash Flow ROIC was 36.4% (exceeding the maximum level). Based on the payout levels established by the Committee for the annual performance plan, the named executive officers received payouts under that plan of 136.5% of the target level. We achieved adjusted EBITDA at a level between the threshold and target performance levels for that performance measure as a result of the impact of weakened demand on results in our Advanced Surface Technologies segment amidst a downturn in its largest served market, mostly offset by strong performance across our Sealing Technologies segment. We achieved a Cash Flow ROIC that exceeded the maximum level for that performance measure. This performance resulted primarily from our focused and disciplined working capital management throughout the year.

The dollar amount of these payouts under the annual performance plan to each of the named executive officers is included in column (g) (see footnote 3) of the summary compensation table.

2024 PROXY STATEMENT | 42 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	2023 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Long-term compensation

Performance Share Awards made for 2021-2023 cycle

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long-term success. The Committee believes these awards also help us retain executives who are committed to achieving our corporate goals. In 2021, the target level of our long-term compensation awards included Performance Share Awards for the three-year performance period ended December 31, 2023. The Performance Share Awards were denominated as share units, with the amount earned being based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR was below the 25th percentile, with payouts at 50% of the target payout if our rTSR was at the 25th percentile, 100% of the target payout if our rTSR was at the 50th percentile, and 200% of the target payout if our rTSR equaled or exceeded the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period was negative. The payout with respect to share units earned under a Performance Share Award was converted for cash payout based on the average fair market value per share of our common stock (i.e., the closing price per share on the NYSE) over the 20 business days preceding the date the Committee certified the achievement of the performance level with respect to the Performance Share Award. Recipients of Performance Share Awards granted in 2021 were not entitled to receive dividends with respect to the share units underlying the awards.

The following table summarizes the terms of the Performance Share Awards, actual performance and the payout percentage:

Award Type	Performance Measure	Performance Levels			Actual Performance
		Threshold	Target	Maximum	Amount	Payout %

Performance Share Award	rTSR	25%	50%	75%	78%	200%

The following table sets forth for the named executive officers the payout amount for the Performance Share Awards for the 2021-2023 performance period. The payout reflects both performance at the maximum level and the appreciation in the value of our common stock at the time of the payout.

Actual Payout

Vaillancourt	$ 741,253
Childress	$1,721,600
McLean	$1,140,365
Bower	$ 410,942
Angelillo	$ 233,179

Awards granted in 2023

As described in “—Executive summary—2023 executive compensation decisions at a glance,” in February 2023, the Committee granted a mixture of time-vesting restricted stock units, stock options and Performance Share Awards, with the value of the awards generally allocated 40% to restricted stock units, 30% to stock options and 30% to Performance Share Awards. Because of the level of his responsibility, Mr. Angelillo’s long-term compensation awards did not include stock options and were allocated 60% to restricted stock units and 40% to Performance Share Awards. To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options.

The restricted stock unit awards generally vest in equal annual installments, subject to continued employment, over three years. The restricted stock units fully vest earlier than the scheduled vesting date in the event of death or disability. In the event of an executive’s retirement, the unvested restricted stock units continue to vest based on the vesting schedule if the retirement occurs more than six months after the date of grant. Upon vesting of the restricted stock units, one share of company common stock is issued for each vested unit and the executive receives a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of common stock since the date the restricted stock unit was granted. Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. The stock options become exercisable in equal annual installments, subject to continued employment, over three years. The stock options have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment, other than upon death or disability (in which case they vest in full) or retirement (in which case the options continue to become exercisable based on the vesting schedule). The Performance Share Awards have terms consistent with the Performance Share Awards granted for the 2021-2023 performance cycle, but have a three-year performance period ending December 31, 2024 and stock units earned under the awards will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted.

2024 PROXY STATEMENT | 43 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	2023 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

The Performance Share Awards vest subject to continued employment through the end of the three-year performance period, with prorated vesting in the event of the recipient’s death (with an early payout in that event based on the measurement of performance to date) and prorated vesting upon the recipient’s disability, retirement or involuntary termination without cause (with payout based on, and made following determination of, the performance for the three-year performance period).

The following table sets forth the number of share units (at target level of performance) for the Performance Share Awards, the number of stock options and the number of restricted stock units awarded to each named executive officer who received such awards in 2023.

	Performance Share Awards*	Stock Options	Restricted Stock Units

Vaillancourt	9,005	22,230	12,007
Childress	2,469	6,097	3,293
McLean	1,737	4,290	2,317
Bower	627	1,548	836
Angelillo	433	—	649

*	As noted above, the Committee determined the target number of Performance Share Awards by dividing the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award. In contrast, the amounts on the grant date fair value of the Performance Share Awards included in the summary compensation table on page 47 and the grants of plan-based awards table on page 49 are determined using financial accounting assumptions as required for disclosure under SEC rules, which differ from the value used by the Committee in allocating long-term compensation awards. The grant date fair value of restricted stock units and Performance Share Awards and of stock options granted in 2023, in each case as determined as required to be disclosed by SEC rules, are included in columns (e) and (f), respectively (see footnotes 1 and 2), of the summary compensation table on page 47 and in column (l) of the grants of plan-based awards table on page 49.

Other compensation practices, policies and guidelines

Stock ownership and retention requirements

Each executive officer is required by policy to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. The multiple increases with the officer’s level of responsibility. In 2023, the Committee increased the minimum ownership required for our CEO from 5.0 times base salary to 6.0 times base salary and for all other NEOs, other than Mr. Angelillo, from 2.5 times base salary to 3.0 times base salary. The minimum ownership required for Mr. Angelillo is 1.5 times base salary. Minimum levels for other officers range from 0.75 times to 1.5 times base salary. In light of this policy, the Committee believes it is appropriate to provide officers with an opportunity to earn shares as part of their long-term incentive awards.

Once named an executive officer, an individual has five years to reach the minimum stock ownership requirement for his or her position, with each of our CEO and the other NEOs, other than Mr. Angelillo, being required to attain the applicable increased minimum ownership level by October 31, 2025. An executive officer who fails to maintain the required level of ownership must retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units count toward achieving the minimum ownership requirement.

We check for compliance with this policy in connection with our board of directors meeting held each February. As of the date of the Committee’s February 2024 meeting, each of our current named executive officers who has held his current office for at least five years held at least the applicable required minimum number of shares.

Clawback policies

We maintain two executive compensation clawback policies with respect to our executive officers, including a policy adopted effective as of October 2, 2023 to address new requirements under rules recently adopted by the SEC and NYSE mandating the clawback of incentive compensation upon the restatement of the company’s financial statements. Our prior-existing clawback policy allows the company to recover performance-based compensation, including such compensation paid or earned before October 2, 2023, from any executive officer who engages in fraud or willful misconduct that requires us to restate our financial results. Under the policy, we are entitled to recover cash awards made under our annual performance plan and cash or equity-based incentive awards made under our long-term incentive performance plan. If the Committee determines the compensation would have been lower if it had been based on the restated results, it will, to the extent permitted by law, seek under this policy to recover from the executive officer all performance-based compensation it deems appropriate after a review of all relevant facts and circumstances.

The policy adopted effective as of October 2, 2023 is of broader scope and applies with respect to a restatement of the company’s financial statements even in the absence of any fraud or misconduct by an executive officer. The policy generally requires the recovery by the company, in the event of a required accounting restatement (including a “little-r” restatement) of the company’s financial statements, of incentive-based compensation that is based wholly or in part upon the attainment of any financial reporting measure and is received by current or former executive officers after October 2, 2023, to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the company is required to prepare an accounting restatement. The policy provides for

2024 PROXY STATEMENT | 44 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

mandatory clawback by the company of such excess compensation, with exceptions applicable only if (a) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered (provided that we must make a reasonable attempt to recover such erroneously awarded compensation, document our reasonable attempts to effect a recovery, and provide that documentation to the NYSE) or (b) a recovery from certain tax-qualified retirement plans would likely cause such plans to fail to meet the statutory requirements for tax exemption. To facilitate the application of the policy, we require recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure, including rTSR, to agree to repay any such excess compensation in accordance with this policy.

Anti-hedging policy

Our policies prohibit employees, officers and directors from using the company’s securities in any hedging or monetization transactions. The prohibition includes but is not limited to, the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Pledging policy

Our policies prohibit executive officers and directors from pledging Enpro shares that they own as collateral, including holding Enpro shares in a margin account.

Perquisites

In 2023, we provided only minimal perquisites—principally an umbrella liability policy—to our executive officers.

Other in-service benefits

In 2023, our executive officers also received the following benefits, which we provide to all salaried employees as compensation for their services to us:

•	group health, dental and life insurance, part of the cost of which we pay;
•	optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and
•	travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe they are standard parts of the compensation package available to salaried employees at companies of our size.

Retirement and other post-termination compensation

401(k) plan. Our executive officers participate in our 401(k) plan on the same basis as other salaried employees. Under this plan, a portion of each participant’s compensation eligible for the plan (generally base salary and annual incentive compensation) can be deferred into a 401(k) account, up to the annual limit set by the IRS. Each participant directs investments in the account. We match 100% of deferrals under this plan (other than catch-up contributions) up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested. For salaried employees hired before August 1, 2016 who are not eligible to accrue benefits under the defined benefit plan because they were hired after 2006, we make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan after the initial employment period for eligibility to participate in that plan is satisfied, subject to limits on permitted 401(k) contributions. Each of the NEOs received such contributions for 2023, other than Mr. Angelillo, who was hired after August 1, 2016 and therefore is not eligible to receive the additional 2% contribution. Any amount exceeding permitted 401(k) contributions is made to the deferred compensation plan.

Deferred compensation and management stock plans. Our non-qualified, deferred compensation plan permits our executive officers to save for retirement on a tax-deferred basis beyond what is permitted under the 401(k) plan because of either federal tax code limits or the design of the 401(k) plan. In addition, this plan allows for matching contributions that cannot be made in the 401(k) plan because of federal tax code limits. These contributions are made at the same rate and are subject to the same aggregate limit as the 401(k) plan. The Committee believes this type of additional deferral and matching opportunity is an appropriate and customary component of a competitive compensation package for public company executive officers.

Our management stock purchase deferral plan permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. Deferred amounts were credited to these individual’s accounts based on the value of our common stock, with the payout at the end of the deferral period being based on the then-value of our common stock. Participants were eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation under the plan.

Pension and defined benefit restoration plans. In 2006, we closed our defined benefit pension plan to new participants and froze the benefits of employees who had not reached 40 years of age. Employees who were age 40 or older were eligible to continue to accrue benefits under the defined benefit plan, which provides them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress has accrued benefits under the defined benefit pension plan. The other NEOs were hired after 2006.

2024 PROXY STATEMENT | 45 | ENPRO INC.

COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

We also provide our executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan. The restoration plan gives them the benefits they would have received under our pension plan were it not for limitations under the pension plan. The federal tax code caps both the amount of annual compensation that the pension plan can take into account and the amount of annual benefits that the pension plan can provide. We include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts deferred under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress participates in the defined benefit restoration plan.

Management continuity agreements. In a situation involving a change in control of our company, our executive management would face a far greater risk of termination than other salaried employees. To attract qualified executives who might find other job opportunities with less risk to continued employment, we have entered into a management continuity agreement with each of our executive officers and division presidents, other than Mr. Angelillo. These agreements incentivize our executives to stay with us in the event of an actual or potential change in control and are an important part of a competitive executive compensation package. Particular terms in these agreements, including the applicable continuation period, reflect our subjective judgment regarding the terms offered in comparable agreements by peer companies and our desire to offer competitive arrangements for executive employment. For management continuity agreements entered into prior to 2009, we had included a provision increasing the amount payable to account for excise taxes, and in February 2024 we amended the sole remaining continuity agreement that included such a provision to delete that provision.

Each continuity agreement provides for continued employment of the individual for a two-year period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as the individual had immediately prior to the change in control (including average annual increases). Under the agreements, the executive would be entitled to certain payments and other benefits if, during the continued employment period, we or our successor were to terminate the individual’s employment for reasons other than “cause,” or the individual voluntarily terminated his or her employment for a “good reason.” These terms are defined in the agreements.

For an executive to receive payments and benefits under these agreements, two events, or triggers, must occur. First, there must be a change in control of the company, and second, the executive’s employment must be terminated, either by the company, other than for “cause”, or by the executive for “good reason.” The second trigger incentivizes the executive to stay with the company and perform at a high level in the event of a change in control.

For more information about these payments and other benefits, see “Executive compensation—Potential payments upon termination or change in control.” The Committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance policy. Our severance policies provide benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specific period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all long-term incentive awards, including Performance Share Awards, based on the number of months the officer was employed in each performance cycle.

The period for which an executive officer is entitled to continue receiving his or her base salary depends on the officer’s level of responsibility. The CEO is entitled to a period of 24 months. The other NEOs are entitled to 12 months, except Mr. Angelillo who is entitled to six months. An executive officer who is entitled to receive payments under the change-in-control continuity agreements described above is not entitled to severance benefits.

We believe that our severance policies are consistent with compensation packages for executive officers at other companies similar to ours and therefore is an important component of a competitive compensation package.

Tax deductibility considerations

The Committee has continued to use performance-based compensation arrangements for awards to the NEOs even though such incentive compensation is no longer excepted from the limitation on deductibility of executive compensation for federal income tax purposes.

2024 PROXY STATEMENT | 46 | ENPRO INC.

Executive compensation

The following information relates to compensation paid or payable for 2023 to our CEO, our CFO and our three other most highly compensated executive officers in 2023. We have also included information relating to compensation for 2022 and 2021 for the named executive officers who were also named executive officers in any of those years.

Summary compensation table

The following table sets forth for the named executive officers:

•	their names and positions held in 2023 (column (a));
•	year covered (column (b));
•	salaries (column (c));
•	other annual and long-term compensation (columns (d), (e), (f), (g) and (i));
•	the change in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and
•	their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp.($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(4) (h)	All Other Comp. ($)(5) (i)	Total($) (j)

Eric A. Vaillancourt Chief Executive Officer and President	2023	830,769	—	2,744,733	1,003,240	1,134,000	—	479,267	6,192,009
	2022	800,000	—	2,508,370	904,861	1,507,200	—	146,560	5,866,992
	2021	500,538	—	1,268,657	557,919	843,713	—	80,702	3,251,529
J. Milton Childress II Executive Vice President and Chief Financial Officer	2023	565,111	—	752,660	275,158	539,964	246,437	109,751	2,489,080
	2022	558,901	—	803,196	289,743	737,079	—	117,661	2,506,579
	2021	526,154	—	1,064,050	424,861	811,196	—	90,961	2,917,222
Robert S. McLean Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2023	477,732	—	529,549	193,608	391,262	—	90,657	1,682,807
	2022	455,657	—	622,741	224,692	515,075	—	93,200	1,911,364
	2021	435,370	—	704,855	281,432	566,444	—	75,221	2,063,322

Steven R. Bower Senior Vice President Controller and Chief Accounting Officer	2023	344,791	—	191,107	69,861	211,788	—	67,597	885,144
	2022	328,372	—	194,330	70,092	278,394	—	64,221	935,409
	2021	314,085	—	253,957	101,408	297,856	—	51,992	1,019,298

Ronald R. Angelillo	2023	277,852	—	140,353	—	132,744	—	20,673	571,622
Vice President, Tax	2022	265,580	—	137,136	—	175,124	—	19,070	596,910
(1)	The annual long-term compensation awards made in 2023 to the NEOs were, in general, subdivided as follows: 30% of the target long-term compensation in Performance Share Awards (long-term performance-based compensation awards denominated in share units, with the amount payable based on the performance level achieved), 30% in an award of stock options becoming exercisable over three years and 40% in an award of time-vested restricted stock units. Mr. Angelillo’s long-term compensation awards in 2023 were allocated 40% of the target long-term compensation in Performance Share Awards and 60% in an award of time-vested restricted stock units. To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Compensation and Human Resources Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. The Performance Share Awards and awards of restricted stock units are reflected in this column. These Performance Share Awards and restricted stock units awards are reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. The only assumption we used in determining the amounts for the restricted stock awards was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units granted in 2023 are scheduled to vest in equal annual increments on the first, second and third anniversaries of the date of grant subject to the executive’s continued employment. The restricted stock units would vest earlier in the event of death or disability and would continue to vest after retirement on the scheduled vesting dates if the retirement occurs more than six months after the date of grant. Upon vesting, one share of common stock is paid out for each vested restricted stock unit, as well as a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of common stock since the date the restricted stock unit was granted. The Performance Share Awards vest
2024 PROXY STATEMENT | 47 | ENPRO INC.

EXECUTIVE COMPENSATION	SUMMARY COMPENSATION TABLE

subject to continued employment through the end of the three-year performance period, with prorated vesting in the event of the recipient’s death (with an early payout in that event based on the measurement of performance to date) and prorated vesting upon the recipient’s disability, retirement or involuntary termination without cause (with payout based on, and made following determination of, the performance for the three-year performance period). For Performance Share Awards, we assumed the amount based on the target level of performance, with the grant date fair value determined by a Monte Carlo simulation methodology, which differs from the method used by the Compensation and Human Resources described above. Stock units earned under a Performance Share Award will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted. Assuming maximum payouts under the Performance Share Awards, which are 200% of the target levels, the amounts reported above for the restricted stock units and Performance Share Awards for 2023 would be as follows: Mr. Vaillancourt, $4,086,208; Mr. Childress, $1,120,467; Mr. McLean, $788,310; Mr. Bower, $284,511; and Mr. Angelillo, $204,857. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions made in determining the grant date fair values in this column. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.
(2)	The stock options awarded in 2023 vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of the grant of the award. Each of these stock option awards is reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions made in determining the grant date fair value in this column. The reported amount does not reflect any adjustment for restrictions on transferability.
(3)	For 2023, these amounts consist of amounts earned under our annual performance plan. For more information about payouts under our annual performance plan, see the section below entitled “—Grants of Plan-Based Awards—Annual Performance Plan Awards.”
(4)	For 2023, the increase in actuarial present value for Mr. Childress under the defined benefit pension plan was $118,028 and under the defined benefit restoration plan was $128409, for an aggregate increase of $246,437.
(5)	For 2023, these amounts consist of the following:

	401(k) plan*	Amounts paid for umbrella liability insurance	Non-qualified deferred compensation plan**	Other***	Total

Vaillancourt	$30,662	$1,418	$146,924	$300,263	$479,267
Childress	26,400	873	82,478	—	109,751
McLean	26,400	873	63,384	—	90,657
Bower	26,830	873	39,894	—	67,597
Angelillo	19,800	873	—	—	20,673
*	For Mr. Vaillancourt, includes a matching 401(k) contribution of $24,062 and an employer 401(k) contribution of $6,600. For Mr. Childress, includes a matching 401(k) contribution of $19,800 and an employer 401(k) contribution of $6,600. For Mr. McLean, includes a matching 401(k) contribution of $19,800 and an employer 401(k) contribution of $6,600. Mr. Bower, a matching 401(k) contribution of $20,230 and an employer 401(k) contribution of $6,600. For Mr. Angelillo, includes a matching 401(k) contribution of $19,800.
**	For Mr. Vaillancourt, includes a matching contribution of $132,801 and an employer contribution of $14,123. For Mr. Childress, includes a matching contribution of $72,915 and an employer contribution of $9,563. For Mr. McLean, includes a matching contribution of $55,264 and an employer contribution of $8,120. For Mr. Bower, includes a matching contribution of $34,288 and an employer contribution of $5,606.
***	This amount reflects the total relocation benefits received by Mr. Vaillancourt in 2023 in connection with his permanent relocation to the Charlotte area following his appointment in November 2021 as President and Chief Executive Officer, which amount includes $130,296 in gross-up payments for the taxes related to such benefits.
2024 PROXY STATEMENT | 48 | ENPRO INC.

EXECUTIVE COMPENSATION	GRANTS OF PLAN-BASED AWARDS

Grants of plan-based awards

The following table provides additional information about awards we granted in 2023 to the named executive officers under our annual performance plan and Performance Share Awards, stock option awards and awards of restricted stock units under our shareholder-approved 2020 Equity Compensation Plan (the “Equity Plan”).

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(2) (l)
Name (a)	Plan	Grant Date (b)	Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Eric A. Vaillancourt	Annual Plan(3)	2/16/2023	2/16/2023	415,385	830,769	1,661,538	—	—	—	—	—	—	—
	Equity Plan(4)	2/16/2023	2/16/2023	—	—	—	4,502	9,005	18,010	—	—	—	1,341,475
	Equity Plan	2/16/2023	2/16/2023	—	—	—	—	—	—	12,007	—	—	1,403,258
	Equity Plan	3/2/2023	2/16/2023	—	—	—	—	—	—	—	22,230	110.73	1,003,240

J. Milton Childress II	Annual Plan(3)	2/16/2023	2/16/2023	282,555	565,111	1,130,222	—	—	—	—	—	—	—
	Equity Plan(4)	2/16/2023	2/16/2023	—	—	—	1,234	2,469	4,938	—	—	—	367,807
	Equity Plan	2/16/2023	2/16/2023	—	—	—	—	—	—	3,293	—	—	384,853
	Equity Plan	3/2/2023	2/16/2023	—	—	—	—	—	—	—	6,097	110.73	275,158

Robert S. McLean	Annual Plan(3)	2/16/2023	2/16/2023	238,866	477,732	955,463	—	—	—	—	—	—	—
	Equity Plan(4)	2/16/2023	2/16/2023	—	—	—	868	1,737	3,474	—	—	—	258,761
	Equity Plan	2/16/2023	2/16/2023	—	—	—	—	—	—	2,317	—	—	270,788
	Equity Plan	3/2/2023	2/16/2023	—	—	—	—	—	—	—	4,290	110.73	193,608

Steven R. Bower	Annual Plan(3)	2/16/2023	2/16/2023	172,395	344,791	689,582	—	—	—	—	—	—	—
	Equity Plan(4)	2/16/2023	2/16/2023	—	—	—	313	627	1,254	—	—	—	93,404
	Equity Plan	2/16/2023	2/16/2023	—	—	—	—	—	—	836	—	—	97,703
	Equity Plan	3/2/2023	2/16/2023	—	—	—	—	—	—	—	1,548	110.73	69,861

Ronald R. Angelillo	Annual Plan(3)	2/16/2023	2/16/2023	138,926	277,852	555,705	—	—	—	—	—	—	—
	Equity Plan(4)	2/16/2023	2/16/2023	—	—	—	216	433	866	—	—	—	64,504
	Equity Plan	2/16/2023	2/16/2023	—	—	—	—	—	—	649	—	—	75,849
(1)	Date of approval of the award by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee authorized the award of stock options to the named executive officers at its meeting on February 16, 2023, but deferred the grant of the stock options until the second trading day after the filing with the SEC of the company’s Form 10-K for the year ended December 31, 2022, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day, which was March 2, 2023.
(2)	The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards in 2023 of stock options, restricted stock units and Performance Share Awards.
(3)	For 2023 awards under our annual performance incentive plans, payouts are based on relevant performance results against specified threshold, target and maximum performance levels. The Compensation and Human Resources Committee administers the annual performance plans to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout.
(4)	The Performance Share Awards, which were awarded under both the Equity Plan and our Long-Term Incentive Plan, are denominated as share units, with the amount payable based on the performance level achieved. Payouts are based on our rTSR over the three-year performance cycle, with no payouts if our rTSR is below the 25th percentile, payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payouts capped at 100% of the target payout level if total shareholder return over the period is negative. The performance period is the three-year period ending December 31, 2025. Stock units earned under a Performance Share Award granted in 2023 will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted.
2024 PROXY STATEMENT | 49 | ENPRO INC.

Executive compensation	GRANTS OF PLAN-BASED AWARDS

Annual performance plan awards

In February 2023, the Compensation and Human Resources Committee granted each named executive officer an opportunity for an award in 2023 under our annual incentive compensation plan. Information about these award opportunities is reported in the Annual Plan line beside each officer’s name in the foregoing table. The 2023 payout amounts are included in column (g) of the summary compensation table. The annual incentive compensation plans and these awards are described in “Compensation discussion and analysis—2023 executive compensation decisions in detail—Annual performance incentive plan awards.”

Performance Share Awards

Our annual long-term incentive compensation awards made in 2023 were granted as Performance Share Awards—that is, long-term incentive compensation awards denominated in share units, with the amount payable based on the performance level achieved. The amount earned with respect to a Performance Share Award is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. Stock units earned under a Performance Share Award will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted. The performance period for the awards is the three-year period ending December 31, 2025.

The Performance Share Awards granted in 2023 are forfeited in the event the recipient ceases to be employed prior to December 31, 2025 for any reason other than death, disability, retirement, involuntary termination other than for cause or in connection with a change in control. In the event of the recipient’s death, disability, retirement or involuntary termination other than for cause, the Performance Share Awards are to be paid out at prorated amount based on the proportion of the performance period that the recipient was employed, with, in the event of the recipient’s death, the performance being measured through the end of the prior fiscal quarter with the payout to be made promptly, and, in the event of the recipient’s disability, retirement or involuntary termination of employment without cause, the performance being measured over the three-year performance period with payout to be made following the determination of such performance. If, upon a “change in control” as defined in the Equity Plan, a Performance Share Award is not assumed, converted or replaced by the resulting entity in the change-in-control transaction, or if the award is so assumed, converted or replaced and within two years after the date of a change in control the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” as such terms are defined in the award agreement for the Performance Share Award, then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement at the target level or the actual level of achievement of the performance goals against target as of the fiscal quarter end preceding the change-in-control event. The Performance Share Awards made to the NEOs in 2023, which were granted under both the Equity Plan and our Long-Term Incentive Plan (the “LTIP”), are described in “Compensation discussion and analysis—Executive summary—2023 executive compensation decisions at a glance” and “Compensation discussion and analysis—2023 executive compensation decisions in detail—Long-term compensation.”

Restricted stock unit awards

All 2023 awards of restricted stock units to the named executive officers were made under the Equity Plan. The restricted stock units vest, subject to continued employment, in equal annual installments on the first, second and third anniversaries of the date of the award. The restricted stock units fully vest earlier than the scheduled vesting date in the event of death or disability. In the event of an executive’s retirement, the unvested restricted stock units continue to vest based on the vesting schedule if the retirement occurs more than six months after the date of retirement. The restricted stock units would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards. Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. However, when the units vest, the recipient is entitled to receive one share of common stock for each restricted stock unit vesting plus a cash payment equal to the aggregate amount of any cash dividends paid on the shares from the date of the award through the date the units vest. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders.

Stock options

The stock options awarded in 2023 become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of grant. To the extent permitted under the Internal Revenue Code, the stock options are intended to qualify as incentive stock options. The stock options expire if not exercised by the tenth anniversary of the date of grant, with earlier termination in connection with a termination of employment, other than upon death or disability (in which case the options fully vest but are exercisable for a period no longer than one year after such event) or retirement (in which case the options continue to become exercisable based on the vesting schedule). The stock options would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes, converts or replaces the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the executive’s employment is terminated without “cause” or the executive resigns for “good reason,” as such terms are defined in the stock option award agreements. In addition, upon a change in control the stock options may be cancelled in exchange for a payment based on the in-the-money value of the stock option as of the occurrence of the change in control.

2024 PROXY STATEMENT | 50 | ENPRO INC.

EXECUTIVE COMPENSATION	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding equity awards at fiscal year-end

The following table is a snapshot as of the end of 2023 of equity awards to our named executive officers. These officers have not yet realized the benefits of these rewards. Other than the option awards in column (b), the awards either had not vested or the officers had not yet earned them as of December 31, 2023.

		Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Eric A.	6,300	—	53.78	2/27/2030	—	—	—	—
Vaillancourt	4,436	2,226(2)	80.00	2/25/2031	—	—	—	—
	6,836	3,429(2)	106.10	11/28/2031	—	—	—	—
	7,712	15,448(3)	106.54	2/24/2032	—	—	—	—
	—	22,230(4)	110.73	3/2/2033	—	—	—	—
	—	—	—	—	2,635(5)	413,010	—	—
	—	—	—	—	7,577(6)	1,187,619	—	—
	—	—	—	—	12,007(7)	1,881,977	—	—
	—	—	—	—	—	—	24,106(8)	3,778,374
	—	—	—	—	—	—	18,010(9)	2,822,887
J. Milton	11,525	—	53.78	2/27/2030	—	—	—	—
Childress, II	10,303	5,168(2)	80.00	2/25/2031	—	—	—	—
	2,469	4,947(3)	106.54	2/24/2032	—	—	—	—
	—	6,097(4)	110.73	3/2/2033	—	—	—	—
	—	—	—	—	2,463(5)	386,051	—	—
	—	—	—	—	2,426(6)	380,251	—	—
	—	—	—	—	3,293(7)	516,145	—	—
	—	—	—	—	—	—	5,456(8)	855,173
	—	—	—	—	—	—	4,938(9)	773,982
Robert S.	11,190	—	53.78	2/27/2030	—	—	—	—
McLean	6,825	3,423(2)	80.00	2/25/2031	—	—	—	—
	1,915	3,836(3)	106.54	2/24/2032	—	—	—	—
	—	4,290(4)	110.73	3/2/2033	—	—	—	—
	—	—	—	—	1,632(5)	255,800	—	—
	—	—	—	—	1,881(6)	294,828	—	—
	—	—	—	—	2,317(7)	363,167	—	—
	—	—	—	—	—	—	4,230(8)	663,010
	—	—	—	—	—	—	3,474(9)	544,515
Steven R.	4,051	—	53.78	2/27/2030	—	—	—	—
Bower	2,458	1,234(2)	80.00	2/25/2031	—	—	—	—
	597	1,197(3)	106.54	2/24/2032	—	—	—	—
	—	1,548(4)	110.73	3/2/2033	—	—	—	—
	—	—	—	—	806(5)	126,332	—	—
	—	—	—	—	587(6)	92,006	—	—
	—	—	—	—	836(7)	131,035	—	—
	—	—	—	—	—	—	1,320(8)	206,897
	—	—	—	—	—	—	1,254(9)	196,552

2024 PROXY STATEMENT | 51 | ENPRO INC.

EXECUTIVE COMPENSATION	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Ronald R.	—	—	—	—	376(5)		—	—
Angelillo	—	—	—	—	439(6)	68,809	—	—
	—	—	—	—	649(7)	101,724	—	—
	—	—	—	—	—	—	878(8)	137,618
	—	—	—	—	—	—	866(9)	135,737

(1)	We calculated these values using a price of $156.74, the closing price per share of our common stock on the NYSE on December 29, 2023, the last trading day of 2023.
(2)	Such stock options vested and became exercisable on February 25, 2024.
(3)	Such stock options are scheduled to vest and become exercisable in equal installments on February 24, 2024 and February 24, 2025.
(4)	Such stock options are scheduled to vest and become exercisable in equal installments on March 2, 2024, March 2, 2025 and March 2, 2026.
(5)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vested February 16, 2024.
(6)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 15, 2024 and February 15, 2025.
(7)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 16, 2024, February 16, 2025 and February 16, 2026.
(9)	The amounts for these outstanding Performance Share Awards for the 2022–2024 performance cycle are presented at the maximum performance level. The awards for the 2022–2024 performance cycle generally will vest December 31, 2024.
(10)	The amounts for these outstanding Performance Share Awards for the 2023–2025 performance cycle are presented at the maximum performance level. The awards for the 2023–2025 performance cycle generally will vest December 31, 2025.

2024 PROXY STATEMENT | 52 | ENPRO INC.

EXECUTIVE COMPENSATION	OPTION EXERCISES AND STOCK VESTED

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2023 from equity awards, and includes Performance Share Awards for the 2021-2023 performance cycle, which were earned by the named executive officers on December 31, 2023, even though performance for the three-year performance cycle was not certified by the Compensation and Human Resources Committee until February 2024.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)(2)	Value Realized on Vesting ($) (e)(1)

Eric A. Vaillancourt	—	—	12,295	1,622,275
J. Milton Childress II	1,859	108,435	16,423	2,352,560
Robert S. McLean	—	—	11,002	1,572,664
Steven R. Bower	—	—	4,137	586,887
Ronald R. Angelillo	—	—	2,354	75,167

(1)	Value realized for stock options and restricted stock units is based on the closing price per share of our common stock on the NYSE on the day the stock option was exercised or the restricted stock unit award vested, as applicable, or, if such day was not a trading day, on the immediately preceding trading day. For Performance Share Awards, the value realized is based on the average closing price per share of our common stock on the NYSE over the 20 business days preceding the date the Compensation and Human Resources Committee certified the achievement of the performance level with respect to the Performance Share Award, which is the basis on which the share units under the Performance Share Awards are converted to cash for payment of such awards.
(2)	Number of shares acquired upon vesting includes share units under Performance Share Awards that were settled in cash.

Pension benefits

The following table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. Mr. Childress is the only named executive officer who participates in our defined benefit pension plans. The information includes the present value of his accumulated benefit under each plan. The values are lump sums of the annual benefit earned as of December 31, 2023. The sums would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Mr. Childress’s actual benefit under these plans will depend on his compensation at retirement or termination, and on other data used in the benefit calculations. Further accrual of service under the defined benefit pension plans was frozen effective on December 31, 2020. The assumptions used to estimate these benefits are the same as those assumptions used in Note 14 to our Consolidated Financial Statements in our 2023 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)

Eric A. Vaillancourt(1)	Pension	—	—
	Restoration	—	—
J. Milton Childress II	Pension	15.1	806,486
	Restoration	15.1	1,425,146
Robert S. McLean(1)	Pension	—	—
	Restoration	—	—
Steven R. Bower(1)	Pension	—	—
	Restoration	—	—
Ronald R. Angelillo(1)	Pension	—	—
	Restoration	—	—

(1)	Mr. Vaillancourt, Mr. McLean, Mr. Bower and Mr. Angelillo do not participate in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined Enpro.

2024 PROXY STATEMENT | 53 | ENPRO INC.

EXECUTIVE COMPENSATION	PENSION BENEFITS

We currently maintain two defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The other provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan.

Pension plan

Benefits under our pension plan are paid monthly as a life annuity. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. If a participant chooses to receive payments before age 62, benefits accrued due to service with the company through December 31, 2006 will be reduced by 4% per year of age below age 62. Payments of these benefits will not be reduced if the participant waits until after age 62. If a participant chooses to receive payments before age 65, benefits accrued due to service after December 31, 2006 will be reduced by 5% per year of age below age 65.

A salaried participant’s benefit is determined by the greater of the participant’s average compensation over the final 60 months of employment or the highest consecutive 60 months of the participant’s compensation during the final 120 months of the participant’s employment. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code.

In connection with our spin-out from Goodrich Corporation in 2002, we established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan. The pension plan was closed to new participants at that time. Salaried employees who were hired prior to January 1, 2006 and who were at least age 40 on December 31, 2006 could choose either to accept the additional benefit under our 401(k) plan or continue to accrue benefits under the pension plan. Of the named executive officers, only Mr. Childress participated in the pension plan and he elected to accrue benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan. Benefit accrual under this plan was frozen on December 31, 2020. Mr. Childress became eligible to receive a contribution equal to 2% of salary and annual incentive compensation to his account in our 401(k) plan commencing in 2021.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan is designed to create a benefit equal to what a participant would receive under the pension plan if the federal tax code compensation and benefit limits did not exist. To achieve this total, the restoration plan pays an amount additional to the amount provided under the pension plan. The restoration plan also provides benefits on compensation that is deferred and not taken into account under the pension plan. Compensation is defined the same way as in the pension plan, except that it includes compensation deferred under our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress has participated in this plan.

Because this is a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

Non-qualified deferred compensation

Our deferred compensation plan allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions. In addition, to the extent that our planned contribution to an executive officer’s account in our 401(k) plan equal to 2% of salary and annual incentive compensation exceeds the amount permitted for 401(k) contributions, we contribute the excess amount to the executive officer’s account in the deferred compensation plan.

Pursuant to our management stock purchase deferral plan, officers and other senior personnel were permitted to defer up to 50% of annual incentive compensation for five years or more. The deferred amounts were credited as phantom shares based on the value of our common stock. Amounts for cash dividends are accrued as dividends are paid on our common stock, with interest at an annual compound rate of 2% on the cash dividend amounts. Participants in the management stock purchase deferral plan were eligible to receive restricted stock units equal to 25% of the amount deferred. The restricted stock units have a three-year vesting period and are payable in shares of common stock at the same time the related annual incentive deferrals are payable. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation.

2024 PROXY STATEMENT | 54 | ENPRO INC.

EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

The following tables provide information about amounts we and the executives contributed to these plans in 2023 and about earnings and withdrawals under these plans. The last column shows each officer’s total account balance as of the end of the year.

Deferred compensation plan
Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(2) (c)	Aggregate Earnings (Loss) in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Eric A. Vaillancourt	152,489	146,924	287,371	—	2,034,032
J. Milton Childress II	72,915	82,478	194,831	—	1,290,082
Robert S. McLean	68,358	63,384	109,017	—	1,369,507
Steven R. Bower	87,545	39,894	105,108	—	642,400
Ronald R. Angelillo	—	—	—	—	—

(1)	Each officer’s contributions during 2023 were deferred from salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).
(2)	These amounts appear in the “All Other Compensation” column (column (i)) of the summary compensation table (see footnote 5 to that table).

Management stock purchase deferral plan
Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings (Loss) in Last FY ($)(1)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)

Eric A. Vaillancourt	—	—	—	—	—
J. Milton Childress II	—	—	54,585	—	178,057
Robert S. McLean	—	—	98,935	—	322,728
Steven R. Bower	—	—	24,938	—	81,348
Ronald R. Angelillo	—	—	—	—	—

(1)	Based on the closing price for our common stock on the NYSE of $156.74 on December 29, 2023, the last trading day of 2023.
(2)	Such amounts reflect increases (decreases) in the value of the accounts from December 31, 2022 to December 31, 2023.

Under the deferred compensation plan, each officer can defer up to 25% of his or her salary each year and up to 50% of his or her annual incentive plan compensation. We match dollar for dollar the first 6% of salary and annual incentive plan compensation an officer defers under the plan, provided that the officer receives the maximum match permitted under our 401(k) plan. The same matching contribution rate applies under our 401(k) plan. NEOs hired after our pension plan was closed to new participants in 2006, and prior to August 2016, receive an additional contribution from the company equal to 2% of the amount of the officer’s salary and annual incentive compensation that exceeds the IRS compensation limit for the year.

The executive officers who participate in the deferred compensation plan direct their investments. Investment options are the same as those available under the 401(k) plan (excluding our common stock and target date funds). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts.

A participant may elect to receive compensation deferred under the plan upon leaving the company or in a specified year while continuing to be employed by Enpro, as follows:

•	generally, for a participant electing to receive deferred compensation upon cessation of service, the participant may elect that such payment be made in a single lump as soon as practicable after termination of service or in annual installments ranging from five to ten years beginning upon termination of service;
•	for a participant electing to receive deferred compensation in a specified year while still employed, the deferred compensation is paid out in a lump sum in February of the specified year (which year may be no earlier than three years after the deferral), provided that if the participant ceases to be employed prior to the completion of the specified year, the deferred compensation is paid out in a lump sum in connection with the termination of service.

2024 PROXY STATEMENT | 55 | ENPRO INC.

EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

A participating employee who does not elect a method of payment will be paid a single lump sum in cash as soon as practicable after termination of the employee’s service (generally within 75 days but subject to a delay of up to six months if required by certain federal tax rules). A payment election can be changed only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

Amounts deferred under the management stock purchase deferral plan are credited to an account denominated in stock units. The number of units is based on the fair market value of our common stock on the date of deferral. Prior to July 2016, additional stock units were credited to deferral accounts for any cash dividends paid on our common stock. The additional units were based on the number of stock units in the participating employee’s account and will be paid in whole and fractional units. In July 2016, the plan was amended to provide that the deferral accounts are credited in cash for any cash dividends paid thereafter during the deferral period. Payments of amounts under the management stock purchase deferral plan are based on the fair market value of our common stock at the time of payment and are to be made in shares of common stock or, at the company’s election, in cash. At the election of the participating employee, payments can be made either:

•	upon the termination of the employee’s service or
•	upon the earlier of the employee’s termination date or a date specified by the employee at the time the deferral is elected (the date specified must be within the fifth calendar year following the year of deferral or later).

The management stock purchase deferral plan permits participants to adjust the deferral periods they elect, subject to specified restrictions, and to receive early payments of deferred amounts in the event of unforeseen emergencies. Early payments are subject to the conditions specified in the management stock purchase deferral plan. A six-month delay applies to payments to certain participants upon termination of service.

Benefits under the deferred compensation plan and the management stock purchase deferral plan are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential payments upon termination or change in control

Double-trigger management continuity agreements

We have management continuity agreements with our executive officers and divisional presidents, other than Mr. Angelillo, designed to encourage them to carry out their duties in the event of a change in control of our company. The management continuity agreements are not ordinary employment agreements. They do not provide any assurance of continued employment, or any severance beyond what we provide under the terms of our severance policy, unless there is a change in control of our company.

Under these agreements, any of the following events would be a “change in control”:

•	any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);
•	a change in the majority of our directors that our directors have not approved;
•	a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or
•	our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company in which our existing shareholders own more than 70% of the outstanding common stock and combined voting power in substantially the same proportions as their holdings of our securities prior to the sale).

For the named executive officers, the continuity agreement generally provides for the executive’s employment to continue, in the same position and with the same responsibilities and authority, for two years following the change in control. It also provides for the executive to maintain the same benefits and level of compensation, including average annual increases, during that period.

If we or our successor terminate an executive’s employment during his or her continuation period, other than for “cause,” or he or she voluntarily terminates his or her employment for a “good reason” (in each case as defined in the agreement), the executive would be entitled to the following payments and benefits:

•	A lump-sum cash payment of his or her annual base salary for two years.
•	A lump-sum cash payment of his or her pro rata target annual incentive plan compensation for the year of termination.
•	A lump-sum cash payment equal to the market value (as defined in the agreement) of each outstanding LTIP award payable in stock (including Performance Share Awards payable in stock). The number of shares would be based on a specified mix of actual and targeted performance.
•	A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in the individual’s payment period, multiplied by the greatest of (1) his or her most recent annual incentive plan payout, (2) his or her target annual incentive plan compensation for the year of termination, or (3) his or her target annual incentive plan compensation for the year in which the change in control occurs.

2024 PROXY STATEMENT | 56 | ENPRO INC.

EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

•	A lump-sum cash payment intended to approximate the value of foregone stock-based LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a number specified for each individual multiplied by the greatest of (1) 1/12 of the number of shares under an LTIP award payable in stock actually paid to the executive for the most recently completed performance cycle, (2) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the termination of employment and (3) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the change in control. The specified number for the named executive officers is 16.
•	If the executive is under age 55, or over age 55 and not eligible to retire, a lump-sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.
•	If the executive is at least age 55 and is eligible to retire, a lump-sum payment equal to the present value of the health and welfare plans and programs to which the executive would be entitled under the company’s general retirement policies if the executive retired, and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.
•	All continuity agreements now include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis. In February 2024, we amended the continuity agreement with Mr. Childress (who had entered into his continuity agreement in 2006) to eliminate the provision in that agreement that had provided for a tax gross-up payment for any excise tax due under the federal tax code as a result of the payments and benefits under the agreement.

In addition, each continuity agreement provides for reimbursement of attorneys’ fees and expenses incurred by the executive to successfully, in whole or in part, enforce the terms of the agreement with us.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.”

The following table estimates the total amounts we would owe under these agreements to the current named executive officers if there had been a change in control, and they had been terminated, on December 31, 2023, without consideration of impact of the scale-back provisions that would reduce the payments to executives to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code. The table also includes the value at that date of restricted stock units and stock options that would vest under those circumstances. See “—Restricted stock unit and stock option awards.” The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, these officers would be entitled to their full 2032 annual incentive plan compensation if they had been terminated without cause on December 31, 2023. Because we have not entered into a management continuity agreement with Mr. Angelillo, if there had been a change in control, and he had been terminated, on December 31, 2023 he would be entitled to receive the severance benefits under our severance policies described below in the amounts included in the severance benefits table below.

Name	Salary and Annual Incentive Plan Compensation Continuation ($)	Existing LTIP Awards ($)	Foregone LTIP Awards ($)	Restricted Stock Units ($)	Stock Options ($)	Continuation of Benefits ($)	Total ($)

Vaillancourt	3,948,000	3,810,711	2,518,916	3,481,979	2,142,760	14,504	15,916,870
Childress	2,210,149	930,026	2,311,393	1,282,290	925,455	35,489	7,694,802
McLean	1,748,194	693,269	1,531,036	913,637	652,631	30,199	5,568,967
Bower	1,120,820	229,655	551,725	349,373	226,010	25,006	2,502,590

Long-term incentive awards

Under agreements for long-term incentive awards outstanding at December 31, 2023, which consisted only of Performance Share Awards payable in stock, no payout is triggered by a “change in control” if the award is assumed, converted or replaced by the resulting entity in the “change in control.” However, if upon a “change in control” the award is not so assumed, converted or replaced, or if the award is assumed, converted or replaced and within two years after the date of a “change in control” the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement of all relevant performance goals at their “target” level or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the “change in control.” In such event, the award, as adjusted for such deemed performance, becomes vested in full and is to be paid as soon as administratively practicable. The amount included in the “Existing LTIP Awards” column of the foregoing table reflects such adjusted amount for each of the named executive officers as if either triggering event had occurred on December 31, 2023. For these awards, the amount is based on the $156.74 per share closing price of our common stock on the NYSE on December 29, 2023, the last trading day of 2023.

2024 PROXY STATEMENT | 57 | ENPRO INC.

EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Restricted stock unit and stock option awards

Upon a change in control, if the resulting entity in the “change in control” assumes, converts or replaces an outstanding restricted stock award or stock option award, the award will vest early in connection with the “change in control” only if within two years thereafter the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the applicable award agreements. Upon a change in control, if the resulting entity in the “change in control” does not assume, convert or replace an outstanding restricted stock award or stock option award, the award will vest early in full upon the “change in control.” The following table sets forth the value at December 31, 2023 of restricted stock unit awards and stock option awards granted to the named executive officers who are employees as of the date of this proxy statement that would have vested if a change in control had occurred on December 31, 2023 and the resulting entity did not assume these outstanding awards. The value is based on the $156.74 per share closing price of our common stock on the NYSE on December 29, 2023, the last trading day of 2023.

Name	Value of Restricted Stock Units ($)	Value of Stock Options ($)

Vaillancourt	3,482,606	2,142,760
Childress	1,281,350	925,455
McLean	913,794	652,631
Bower	349,373	226,010
Angelillo	229,497	—

Severance benefits

Our written policies provide severance benefits to senior officers, including the named executive officers who are employees as of the date of this proxy statement. Under these policies, each covered employee whom we terminate without cause is entitled to receive his or her base salary for a specified period of time, which we refer to as the “severance period.” However, if an officer’s total severance pay exceeds two times the maximum amount eligible for a qualified retirement plan under the federal tax code, it will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination, and employees of retirement age are entitled to pro rata vesting of restricted stock units upon termination of employment. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer. The severance period for our named executive officers who are employees as of the date of this proxy statement is 12 months, except for Mr. Vaillancourt for whom the severance period is 24 months and Mr. Angelillo for whom the severance period is six months.

Our severance policies are superseded by the management continuity agreements described above in the event of any termination following a change in control.

The following table estimates the severance benefits we would owe under these policies to our named executive officers if they had been terminated on December 31, 2023 (assuming no prior change in control). The table does not include pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers would be entitled to their full 2023 annual performance plan compensation if they were terminated without cause on December 31, 2023.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Pro Rata RSU Awards ($)(1)(2)	Outplacement ($)	Other ($)	Total ($)

Vaillancourt	1,680,000	14,504	1,729,939	2,720,066	8,000	—	6,152,509
Childress	565,111	17,745	414,055	995,926	6,750	—	1,999,587
McLean	482,835	15,099	311,756	335,737	6,750	—	1,152,177
Bower	348,622	12,503	101,724	274,452	6,750	—	744,051
Angelillo	140,411	10,711	68,495	—	6,750	—	226,367
(1)	Reflects assumed performance at the target level and an assumed value of $156.74 per share, the closing price per share of our common stock on the NYSE on December 29, 2023, the last trading day of 2023.
(2)	For employees of retirement age, termination of employment would result in pro rata vesting of outstanding restricted stock unit awards granted prior to 2023 and full vesting of outstanding restricted stock unit awards granted in 2023, in each case with shares to be delivered on the scheduled vesting date.

2024 PROXY STATEMENT | 58 | ENPRO INC.

EXECUTIVE COMPENSATION	PAYMENT VERSUS PERFORMANCE

Pay versus performance

An SEC rule adopted in 2023 requires that we include in the proxy statement disclosure of the relationship between executive compensation and our financial performance over the past four fiscal years, with future annual meeting proxy statements to expand the period to cover five years. As specified by the SEC rule, the following table presents for each of the past four fiscal years:

•	the total compensation of each individual serving as principal executive officer (“PEO”) of Enpro as calculated in accordance with the presentation of Total compensation in the summary compensation table, appearing on page 47, with separate columns for each individual who served as PEO during this period (Marvin A. Riley, identified as First PEO in the table and elsewhere in this section of the proxy statement, served as Enpro’s principal executive officer until August 2, 2021, and Mr. Vaillancourt, identified as Second PEO in the table and elsewhere in this section of the proxy statement, has served as our principal executive officer since then);

•	the amount of “Compensation Actually Paid” as determined in accordance with the SEC rule for each PEO, with a description and quantification of the adjustments from total compensation as reported in accordance with the presentation of such amounts required for the summary compensation table to derive Compensation Actually Paid in 2023 set forth in footnote (3) to the table;

•	the average total compensation, as calculated in accordance with the presentation of total compensation in the summary compensation table, of the individuals, other than the PEO, listed as named executive officers in our proxy statement for the annual meeting held in the year following each such year (the “Non-PEO NEOs”), with a footnote to the table identifying the individuals comprising the Non-PEO NEOs in each year;

•	the average amount of “Compensation Actually Paid” as determined in accordance with the SEC rule for the Non-PEO NEOs, with a description and quantification of the adjustments from total compensation as reported in accordance with the presentation of such amounts required for the summary compensation table to derive Compensation Actually Paid in 2023 set forth in footnote (3) to the table;

•	Enpro’s cumulative total shareholder return (“TSR”) for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the year presented in the table (for example, for 2021, the period from December 31, 2019 through December 31, 2021), assuming the investment of $100 in Enpro common stock on the first day of such period;

•	the cumulative TSR for each such period of the peer group of companies identified in a footnote to the table calculated on the same basis as Enpro’s TSR, but assuming an investment on the first day of such period of $100 in the common stock of such companies, allocated among such companies based on their respective market capitalization at December 31, 2019;

•	the net income of Enpro and its subsidiaries on a consolidated basis as presented in our consolidated statement of operations included in the accompanying annual report, which includes the results of discontinued operations; and

•	adjusted EBITDA, as determined in accordance with our practices under our annual performance plan—a measure selected by us for presentation in this table as the most important financial performance measure linking Compensation Actually Paid to the NEOs for the most recent fiscal year to company performance.

The table presents Compensation Actually Paid in accordance with the requirements of the SEC rule. The determination of Compensation Actually Paid includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards and the Performance Share Awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by the PEOs or the Non-PEO NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest (or, with respect to options, on the date that vested options are exercised). You should refer to the “Compensation Discussion & Analysis” section of this proxy statement for a complete description of how executive compensation relates to Company performance and how the Compensation and Human Resources Committee makes its decisions.

2024 PROXY STATEMENT | 59 | ENPRO INC.

EXECUTIVE COMPENSATION	PAYMENT VERSUS PERFORMANCE

Pay Versus Performance

							Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income(7) (h)	Adjusted EBITDA(8) (i)
Year (a)	($) (b)	($) (b)	($) (c)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($ in millions)

2023		6,192,009		10,544,006	1,407,163	2,492,008	246.71	175.50	18.3	245.2
2022		5,866,992		5,857,402	1,353,715	1,244,066	169.41	138.76	202.3	295.9
2021	9,311,014	3,251,529	1,083,322	4,579,554	1,857,663	3,117,325	169.68	145.03	178.3	216.0
2020	4,403,537		6,538,919		1,505,024	1,724,967	115.05	115.68	178.0	173.6
(1)	Marvin A. Riley served as President and Chief Executive Officer during all of 2020 and in 2021 until August 2, 2021 and is identified as First PEO in the table.
(2)	Eric A. Vaillancourt served as Interim President and Chief Executive Officer from August 2, 2021 until November 28, 2021 and has served as President and Chief Executive Officer since November 28, 2021. Mr. Vaillancourt is identified as Second PEO in the table.
(3)	Deductions from, and additions to, total compensation in the in the summary compensation table, appearing on page 47 to calculate Compensation Actually Paid for 2023 include:

	2023
	Second PEO ($)	Average Non-PEO NEOs ($)

Total Compensation from Summary Compensation Table	6,192,009	1,407,163
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	—	(61,609)
Amount added for current year service cost	—	—
Amount added for prior service cost impacting current year	—	—
Total Adjustments for Pension	—	(61,609)
Adjustments for Equity Awards*
Adjustment for grant date values in summary compensation table	(3,747,973)	(538,074)
Year-end fair value of unvested awards granted in current year	5,439,370	779,293
Year-over-year difference of year-end fair values for unvested awards granted in prior years	2,426,931	784,345
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between year-end fair values and vest date fair values for awards granted in prior years	221,282	114,441
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in total compensation	12,387	6,449
Total adjustments for Equity Awards	4,351,997	1,146,454
Compensation Actually Paid (as calculated)	10,544,006	2,492,008

*	Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.

2024 PROXY STATEMENT | 60 | ENPRO INC.

EXECUTIVE COMPENSATION	PAYMENT VERSUS PERFORMANCE

(4)	The following table lists the individuals who comprise the Non-PEO NEOs in each of the covered years:

2023	2022	2021	2020

J. Milton Childress II	J. Milton Childress II	J. Milton Childress II	J. Milton Childress II
Robert S. McLean	Robert S. McLean	Robert S. McLean	Robert S. McLean
Steven R. Bower	Steven R. Bower	Steven R. Bower	Jerry L. Johnson
Ronald R. Angelillo	Ronald R. Angelillo	Susan E. Sweeney	Susan E. Sweeney
Susan E. Sweeney
(5)	Represents the company’s TSR for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.
(6)	Represents the TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the covered year, which includes dividends paid during the relevant period. The TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index is used in determining rTSR under our Performance Share Awards.
(7)	Represents net income of Enpro and its subsidiaries on a consolidated basis, which includes the results of discontinued operations in each of the periods presented.
(8)	Adjusted EBITDA is a financial measure selected by the Compensation and Human Resources Committee for evaluating performance with respect to the annual incentive compensation plan. Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Compensation and Human Resources Committee believes do not reflect normal operating conditions and subtracting certain selected income items that such committee believes do not reflect normal operating conditions. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements, with additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. Adjusted EBITDA is not a financial measure that has been prepared in conformity with GAAP. While adjusted EBITDA is one factor that we use in internal evaluations of the overall performance of our businesses, we acknowledge that there are many items that impact a company’s reported results and the adjustments reflected in adjusted EBITDA are not intended to present all items that may have impacted these results. In addition, adjusted EBITDA as calculated for this purpose is not necessarily comparable to similarly titled measures used by other companies.

Performance measures used to link performance to executive compensation

We have listed below the four performance measures that represent the most important metrics we used to link Compensation Actually Paid to our NEOs for 2023:

•	Adjusted EBITDA;
•	Cash Flow ROIC;
•	rTSR; and
•	common stock trading price.

The first three financial performance measures are discussed in detail in “Compensation discussion and analysis—2023 executive compensation decisions in detail” in this proxy statement, including the use of these measures in annual and long-term performance-based compensation awards. The final measure—the trading price of our common stock—links the value of equity awards granted to executive officers to our performance, although external factors affecting the trading prices of equity securities generally may overwhelm the impact of our performance on the value of these awards.

2024 PROXY STATEMENT | 61 | ENPRO INC.

EXECUTIVE COMPENSATION	PAYMENT VERSUS PERFORMANCE

Graphical presentations of the relationship of executive compensation to certain performance measures

The following charts present the relationship for the periods presented in the foregoing table between the Compensation Actually Paid for each of the PEOs and the average Compensation Actually Paid for the Non-PEO NEOs and each of the company’s TSR, net income and adjusted EBITDA.

2024 PROXY STATEMENT | 62 | ENPRO INC.

EXECUTIVE COMPENSATION	PAYMENT VERSUS PERFORMANCE

CEO pay ratio

An SEC rule requires annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (“PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding individuals serving as our PEO). The rule also requires annual disclosure of this median-compensated employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table presented on page 47 of this proxy statement.

The SEC rule requires a company to identify the median-compensated employee only once every three years, absent changes to the employee population during that period that we reasonably believe would result in a significant change to our pay ratio disclosure. There were no such changes in our employee population since we undertook to identify the median-compensated employee for determination of the ratio in 2022. Accordingly, we elected to use the employee identified as the median-compensated employee for 2022 as the median-compensated employee for calculating the 2023 ratio. The SEC rule does not prescribe a particular method for identifying the median-compensated employee and permits companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee for 2022, we compiled base salary, bonus, any overtime or commissions, and other cash payments for 2022 of each of our employees who were employed as of December 31, 2022 without any exclusions, other than the exclusion of our then PEO. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates based on an average of the applicable rates over the period to convert all compensation data to a single currency—the U.S. dollar. We determined the 2022 median-compensated employee based on this data. We calculated such employee’s 2023 total compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table.

Based on this method of calculation, the 2023 total compensation for the median-compensated employee was $57,221. The 2023 total compensation of our PEO, Mr. Vaillancourt, was $6,192,009, as reflected in the summary compensation table on page 47. Accordingly, the ratio of the PEO’s 2023 total compensation to the median-compensated employee’s 2023 total compensation is approximately 108:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the method described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s total compensation allow companies to adopt a variety of methods, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to the amounts reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2024 PROXY STATEMENT | 63 | ENPRO INC.

Proposal 3—Ratification of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for 2024

(Item 3 on the proxy card)

On February 14, 2024, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The board of directors agrees with this decision. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for periods beginning on and after January 1, 2004. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.

2024 PROXY STATEMENT | 64 | ENPRO INC.

Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2024. We refer herein to PricewaterhouseCoopers LLP as our “external auditors.” We understand that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting on May 2, 2024. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

An Audit Committee policy outlines procedures intended to ensure that it approves all audit and non-audit services prior to those services being provided to us by our external auditors. The policy requires the Audit Committee’s prior approval of a budget setting fees for all audit services to be performed during the upcoming fiscal year. It mandates the committee’s prior approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding approved cost levels. The policy allows the Audit Committee to delegate approval authority to one or more of its members (except for certain internal control-related services). A copy of the approval policy is available on our website at www.enpro.com; click on “About Us,” then “Governance,” then “Committee Composition” and then “Audit and Risk Management Committee Pre-Approval Policy.”

Before approving services proposed to be performed by the external auditors, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service. Factors considered include familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee considers these factors as a whole. No single factor is necessarily determinative. The Audit Committee approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2023 and 2022 in accordance with our policy.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers LLP for each of the past two years:

	2023	2022

Audit Fees	$2,639,600	$3,361,700
Audit-Related Fees(1)	13,000	13,000
Tax Fees(2)	40,000	—
All Other Fees(3)	2,000	7,900
Total Fees	$2,694,600	$3,382,600

(1)	Audit-Related Fees in 2023 and 2022 were incurred in connection with work related to a foreign pension plan certification and work performed in the review of compiled published financial information prepared to fulfill statutory audit requirements.
(2)	Tax fees in 2023 were incurred in connection with assessments of transfer pricing agreements and research and development tax credit opportunities.
(3)	All Other Fees in 2023 consisted of a license fee for use of a disclosure checklist tool and in 2022 consisted of license fees for use of the disclosure checklist tool and an online financial reporting research library.

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

2024 PROXY STATEMENT | 65 | ENPRO INC.

Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2025 annual shareholders’ meeting or nominate one or more individuals for election to the board of directors must ensure that our Secretary receives notice of the proposal or nominations between January 2, 2025 and February 1, 2025 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May 2, 2025). Each notice must present the information required under our bylaws. Shareholders wishing to submit such a proposal or make such a nomination at the 2024 annual meeting are urged to review the notice requirements of our bylaws. Our bylaws are included as an exhibit to our Form 10-K for the year ended December 31, 2023, which is available on the SEC’s website, www.sec.gov.

Finally, we must receive any shareholder proposal intended to be included, pursuant to applicable SEC rules, in our proxy statement for the 2025 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 25, 2024. The applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2025 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Robert S. McLean
Secretary

March 25, 2024

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR USING THE ENCLOSED PROXY CARD.

2024 PROXY STATEMENT | 66 | ENPRO INC.

Appendix A—Annual performance plan measures

The following presents reconciliations of actual performance amounts for the fiscal year ended December 31, 2023 of adjusted EBITDA and adjusted operating income to the comparable GAAP measures, as well as the calculation of Cash Flow ROIC for that year, as such performance measures were contemplated in setting performance goal levels under the annual performance plan and as determined after completion of the fiscal year by the Compensation and Human Resources Committee. Adjusted EBITDA, adjusted operating income and Cash Flow ROIC are not financial measures under GAAP. The Compensation and Human Resources Committee believes adjusted EBITDA and Cash Flow ROIC are the most appropriate measures of the annual operating performance of our businesses and that performance on these measures, over time, are primary drivers of company value. These non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Although adjusted EBITDA as used by the Compensation and Human Resources Committee under the annual performance plan is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements and reports on Form 10-Q and Form 10-K, it also includes additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. Accordingly, the amount presented as adjusted EBITDA below differs from the amount presented by Enpro for the similarly titled measure presented in our 2023 annual report to shareholders which includes the company’s Form 10-K for the fiscal year ended December 31, 2023.

Adjusted EBITDA

Year ended December 31, 2023

(in millions)
Income from continuing operations attributable to Enpro Inc.	$ 10.8
Net loss attributable to redeemable non-controlling interests	(3.9)
Income from continuing operations	6.9

Adjustments to arrive at adjusted EBITDA:
Interest expense, net	30.1
Income tax expense	30.8
Depreciation and amortization expense	94.5
Restructuring and impairment expense	5.0
Environmental reserve adjustments	2.9
Costs associated with previously disposed businesses	1.7
Acquisition and divestiture expense	1.1
Pension expense (non-service cost)	1.5
Non-controlling interest compensation allocation[1]	(0.3)
Goodwill impairment	60.8
Foreign exchange losses related to the divestiture of GGB[2]	2.2
Certain project-related expenses	3.2
Amortization of deferred cloud computing costs	1.7
Translation impact of foreign currency exchange	0.7
Other	2.4
Adjusted EBITDA	$245.2
[1]	Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests and the Alluxa non-controlling interests were acquired by Enpro in December 2022 and February 2024, respectively.
[2]	In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate in 2023. In January 2023, we hedged the outstanding note in order to mitigate related gains or losses.

2024 PROXY STATEMENT | A-1 | ENPRO INC.

Adjusted operating income

Year ended December 31, 2023

(in millions)
Operating income	$ 76.8

Adjustments to arrive at adjusted operating income:
Restructuring and impairment expense	5.0
Acquisition and divestiture expense	1.1
Non-controlling interest compensation allocation[1]	(0.3)
Goodwill impairment	60.8
Certain project-related expenses	3.2
Translation impact of foreign currency exchange	0.7
Other	1.6
Adjusted operating income	$148.9

[1]	Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests and the Alluxa non-controlling interests were acquired by Enpro in December 2022 and February 2024, respectively.

[2]	In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate in 2023. In January 2023, we hedged the outstanding note in order to mitigate related gains or losses.

Cash Flow ROIC

Cash Flow ROIC for the fiscal year ended is calculated by taking adjusted operating income ($148.9 million) multiplied by the difference between 1 minus the assumed tax rate of 25% (expressed as a fraction—i.e., 0.75) then adding depreciation and amortization expense (excluding $0.1 million of depreciation and amortization expense related to certain projects for which related expenses are an adjustment in determining adjusted operation income) ($94.4 million) plus amortization of deferred cloud computing costs ($1.7 million) plus the decrease in average net working capital ($7.9 million) for the trailing twelve months and subtracting the amount of capital expenditures (excluding $2.2 million of capital expenditures related to certain projects for which related expenses are an adjustment in determining adjusted operation income) ($31.7 million), with such amount then divided by the sum of average working capital ($155.7 million), average gross property, plant and equipment (adjusted to exclude amounts related to certain projects for which related expenses are an adjustment in determining adjusted operation income) ($326.4 million) and average gross software investment ($23.9 million).

2024 PROXY STATEMENT | A-2 | ENPRO INC.

2024 Notice of Annual Meeting and Proxy Statement

ENPRO

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000630168_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Eric A. Vaillancourt 02) William Abbey 03) Thomas M. Botts 04) Felix M. Brueck 05) Adele M. Gulfo 06) David L. Hauser 07) John Humphrey 08) Ronald C. Keating 09) Judith A. Reinsdorf Broadridge Corporate Issuer Solutions C/O Enpro Inc. PO Box 1342 Brentwood, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2024 for shares held directly and by 11:59 P.M. ET on 04/29/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2024 for shares held directly and by 11:59 P.M. ET on 04/29/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. On an advisory basis, to approve the compensation to our named executive officers as disclosed in the Proxy Statement. 3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000630168_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2023 Annual Report to Shareholders and Notice & Proxy Statement are available at www.proxyvote.com ENPRO INC. Annual Meeting of Shareholders May 2, 2024 11:30 am (Eastern Time) This proxy is solicited by the Board of Directors The undersigned hereby appoints Eric A. Vaillancourt, Joseph F. Bruderek Jr. and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Enpro Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held at 5605 Carnegie Blvd, Suite 500, Charlotte, North Carolina, on Thursday, May 2, 2024, at 11:30 am (Eastern Time) or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://www.enpro.com/shareholder-meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side